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                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER



                                 BY AND AMONG



                            iXL ENTERPRISES, INC.,

                           iXL-MASSACHUSETTS, INC.,

                                      AND

                       TESSERA ENTERPRISE SYSTEMS, INC.



                          Dated as of October 4, 1999

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER is entered into as of this 4th day of October, 1999, by and among Tessera Enterprise Systems, Inc., a Massachusetts corporation ("Tessera"), iXL Enterprises, Inc., a Delaware corporation ("Parent"), and iXL-Massachusetts, Inc., a Delaware corporation, or its successors or assigns ("Sub").

                                 R E C I T A L S:
                                 - - - - - - - -

     A. Tessera is engaged in the business of furnishing Internet consulting and solutions integration, including customer relations management and data warehousing (the "Tessera Business").

     B. Tessera and Sub each desire to merge their respective companies and business operations, all on the terms and subject to the conditions set forth herein (the "Merger").

     C. Contemporaneously herewith, and as a condition and inducement to Parent's and Sub's willingness to enter into this Agreement, certain of the stockholders of Tessera as listed on the signature page thereto (collectively, the "Tessera Stockholders") have entered into a Voting and Indemnity Agreement with Parent and Sub (the "Voting and Indemnity Agreement").

     D. Of the issued and outstanding capital stock of Tessera (the "Tessera Stock"), a majority is owned by the Tessera Stockholders.

     E. The respective Boards of Directors of Parent, Sub and Tessera, and the stockholder of Sub, have approved the Merger, upon the terms and subject to the conditions set forth herein. The Board of Directors of Tessera has determined to recommend that the stockholders of Tessera adopt and approve this Agreement and approve the Merger.

     F. The parties hereto intend for the Merger to qualify, for federal income tax purposes, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the mutual covenants, representations, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.3), (a) Tessera shall be merged with and into Sub, (b) the separate existence of Tessera shall cease, and (c) Sub shall continue as the surviving corporation in the

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Merger under the laws of the State of Delaware under the name iXL-Massachusetts,
Inc. For purposes of this Agreement, Sub shall be referred to, from and after the Effective Time, as the "Surviving Corporation."

     1.2 Closing and Closing Date. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place as promptly as practicable (and in any event within five business days after satisfaction of the conditions set forth in Sections 7.1 and 7.2) (the "Closing Date") at the offices of Minkin & Snyder, a Professional Corporation, One Buckhead Plaza, 3060 Peachtree Rd., Ste. 1100, Atlanta, GA 30305, unless another date or place is agreed to by the parties.

      1.3 Effective Time of the Merger. At the Closing, the parties hereto shall cause (a) a certificate of merger (the "Delaware Certificate of Merger") to be filed with the office of the Secretary of State of Delaware in accordance with the provisions of the Delaware General Corporation Law, as amended (the "DGCL"); and (b) Articles of Merger (the "Massachusetts Articles of Merger"; collectively with the Delaware Certificate of Merger, the "Certificate of Merger") to be filed with the office of the Secretary of the Commonwealth of Massachusetts in accordance with the provisions of the Massachusetts Business Corporation Law (the "MBCL"). When used herein, the term "Effective Time" shall mean the time when the Certificate of Merger has been accepted for filing both by the Secretary of State of Delaware and by the Secretary of the Commonwealth of Massachusetts, respectively, or such time as otherwise specified therein.

      1.4 Effect of the Merger. The Merger shall, from and after the Effective Time, have all of the effects provided by the DGCL and the MBCL. If at any time after the Effective Time, any further action is deemed necessary or desirable to carry out the purposes hereof, then the Surviving Corporation and its proper officers and directors shall be authorized to take, and shall take, any and all such action.

                                  ARTICLE II

                           THE SURVIVING CORPORATION

     2.1 Certificate of Incorporation. The Certificate of Incorporation of Sub, a form of which is attached to a Closing and incumbency certificate, substantially in the form of Exhibit "A" ("Sub's Closing Certificate"), shall be
                             -----------
the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time, until thereafter changed or amended as provided therein or by applicable law.

     2.2 Bylaws. The Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law. A copy of the Bylaws of Sub is attached to Sub's Closing Certificate.

     2.3 Board of Directors; Officers. The Board of Directors and officers of Sub immediately prior to the Effective Time shall be the Board of Directors and officers, respectively, of the Surviving Corporation, until the earlier of their respective resignations or the time that their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                             CONVERSION OF SHARES

     3.1  Merger Consideration.  As of the Effective Time:

          (a) All shares of Tessera Stock owned by Tessera shall, by virtue of the Merger and without any action on the part of any stockholder, officer or director of Tessera or Sub, be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (b) Each issued and outstanding share of Tessera common stock owned by the stockholders of Tessera other than Tessera (including all outstanding shares of Tessera Series A and Series D Preferred Stock, which shall have been converted into Tessera common stock in accordance with
     Section 6.6(d)) shall, upon surrender to Sub (or Parent's designated transfer agent), at the Closing, of the underlying share certificates ("Certificates"), be converted into, and become exchangeable for, a number of shares of validly issued, fully paid and nonassessable Common Stock of Parent, $.01 par value ("Parent Stock") based on the following equation:


          PS =  $120 million  [(D - $732,000) + F + B + C]
                ------------------------------------------
                             PSV  x  (S + O)

                where: PS = the number of shares of Parent Stock for which each share of Tessera Stock owned by a stockholder of Tessera other than Tessera shall be exchanged pursuant to the Merger;

                D = any debt for borrowed money of Tessera and accrued interest thereon (the "Tessera Debt"), to be determined as of three business days prior to the Closing Date;

                F = any banker's, legal, accounting, broker's, finder's or other agency or advisory fees and expenses of Tessera related to the Merger, to be paid off by Parent at the Closing;

                B = the aggregate amount of cash, including accrued dividends, required to redeem all of Tessera's outstanding Series B Preferred Stock immediately prior to Closing in accordance with the provisions of Article IV, Section C.2.c of Tessera's Articles of Organization;

                C = the aggregate amount of cash required to be paid to the holder of Tessera's outstanding Series C Preferred Stock at the Closing in accordance with the provisions of Articles IV, Section D.2.c.ii.A of Tessera's Articles of Organization;

                PSV = $29.49, the price per share of Parent Stock, based on the average of the daily closing price thereof, as reflected in The Wall Street Journal for the 30 business days prior to the date hereof;

                S = the total number of shares of Tessera common stock which would be issued and outstanding on the Closing Date if all the outstanding shares of Tessera Series A, Series C and Series D Preferred Stock were converted into Tessera common stock immediately prior thereto but excluding any shares of Series B Preferred Stock; and

                O = 803,768, representing the total number of options to purchase Tessera Stock outstanding on the date hereof, pursuant to Tessera's stock option plan(s) which, subject to Sections 6.1 and 6.6(b), will be assumed by Parent at the Effective Time.

          (c) Each issued and outstanding share of Series C Preferred Stock shall, up on surrender to Sub (or Parent's designated transfer agent), at the Closing, of the Certificates therefor, be converted into, and become exchangeable for (i) a number of shares of validly issued, fully paid and nonassessable Parent Stock equal to PS multiplied by the number of shares of Tessera common stock issuable upon conversion of such Series C Preferred Stock, plus (ii) the amount payable as item "C" under Section 3.1(b) above.

          (d) With respect to the exchange of Certificates for Parent Stock, the following provisions shall apply:

              (i) If any Certificate has been lost, stolen or destroyed, then Parent's policies generally concerning lost, stolen or destroyed certificates of Parent Stock, which may include requirements of affidavits, bonds and indemnities, shall apply.

              (ii) No fractional shares of Parent Stock shall be issued; in lieu thereof, a stockholder of Tessera will receive an amount of cash equal to the product of (x) such fraction, multiplied by (y) PSV.

              (iii) Parent Stock certificates shall not be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered absent compliance with Parent's policies concerning proper endorsements and evidence of payment of applicable transfer or other taxes.

          (e) Each issued and outstanding share of common stock of Sub shall, by virtue of the Merger and without any action on the part of any stockholder, officer or director of Tessera or Sub, be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

     3.2 Dissenting Shares. Subject to Section 7.2(k), but notwithstanding any other provision hereof to the contrary, any shares of Tessera Stock held by a Dissenting Stockholder (as

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hereinafter defined) shall not be converted as described in Section 3.1(b), but instead shall be converted into the right to receive the consideration due a Dissenting Stockholder pursuant to the DGCL or MBCL, as applicable, provided, however, that if a Dissenting Stockholder shall fail to perfect his demand, withdraw his demand or otherwise lose his right for appraisal under the terms of the DGCL or MBCL, as applicable, then the Tessera Stock held by such Dissenting Stockholder (the "Dissenting Shares") shall be deemed to be converted as of the Effective Time in accordance with the provisions of Section 3.1. Tessera shall not voluntarily make any payment with respect to, settle, or offer to settle or otherwise negotiate, any such demands. All amounts paid to Dissenting Stockholders shall be paid without interest thereon (to the extent permitted by applicable law) by the Surviving Corporation. For purposes hereof, the term "Dissenting Stockholder" shall mean a stockholder of Tessera who (a) objects to the Merger; and (b) complies with the applicable provisions of the DGCL or MBCL concerning dissenter's rights.

     3.3 No Further Rights. From and after the Effective Time, holders of certificates theretofore evidencing Tessera Stock shall cease to have any rights as stockholders of Tessera, except as provided herein or by applicable law.

     3.4 Closing of Tessera's Transfer Books. At the Effective Time, the stock transfer books of Tessera shall be closed and no transfer of Tessera Stock shall be made thereafter. If after the Effective Time, certificates for Tessera Stock are presented to Parent or the Surviving Corporation, then they shall be canceled and exchanged for a consideration as set forth in Section 3.1, subject to applicable law in the case of Dissenting Stockholders.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF TESSERA

     Tessera represents and warrants to Parent and Sub as follows, which representations and warranties shall survive the Closing in accordance with
Section 9.1.

     4.1 Organization and Qualification. Tessera is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Tessera has the requisite corporate power and authority to carry on the Tessera Business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure so to qualify could not have a material adverse effect on the Tessera Business or on Tessera's properties or assets. Set forth on Schedule 4.1
                                                                    ------------
is a list of any states in which Tessera is qualified to do business. Complete and correct copies of the Articles of Organization and Bylaws of Tessera as in effect on the date hereof are attached to a Closing and incumbency certificate, substantially in the form of Exhibit "B" ("Tessera's Closing Certificate"). The
                             -----------
minute book of Tessera, a correct and complete copy of which has been delivered to Parent, (a) accurately reflects all action taken by the directors and stockholders of Tessera at meetings of Tessera's Board of Directors or stockholders, as the case may be; and (b) contains correct and complete copies, or originals, of the respective minutes of all meetings or consent actions of the directors or stockholders.

     4.2 Authority. Tessera has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery hereof and the consummation of the transactions contemplated hereby by Tessera have been duly and validly authorized and approved by Tessera's Board of Directors and, and, except for approval and adoption hereof and approval of the Merger by the stockholders of Tessera, no other corporate or stockholder proceedings on the part of Tessera, its Board of Directors or the stockholders of Tessera is necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby (including the Merger). Tessera's Board of Directors has determined to recommend that the stockholders of Tessera approve and adopt this Agreement and approve the Merger. This Agreement has been duly executed and delivered by Tessera, and assuming the due authorization, execution and delivery by Parent and Sub, constitutes the valid and binding obligation of Tessera, enforceable against Tessera in accordance with its terms, subject, in each case, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.

     4.3  Capitalization.

          (a)  The authorized capital stock of Tessera consists of
     (i) 7,500,000 shares of common stock, no par value, of which 2,515,604 shares are validly issued and outstanding, fully paid and nonassessable,
     (ii) 58,700 shares of Series A preferred stock, $0.01 par value, of which 50,200 shares are validly issued and outstanding, fully paid and nonassessable, (iii) 48,700 shares of Series B preferred stock, $0.01 par value, of which 48,700 shares are validly issued and outstanding, fully paid and nonassessable (iv) 18,204 shares of Series C preferred stock, $0.01 par value, of which 18,204 shares are validly issued and outstanding, fully paid and nonassessable, and (v) 43,831 shares of Series D preferred stock, $0.01 par value, of which 40,991 shares are validly issued and outstanding, fully paid and nonassessable. All outstanding capital stock of Tessera was issued in accordance with applicable federal and state securities laws. Except as set forth on Schedule 4.3(a), there are no
                                             ---------------
     options, warrants, calls, convertible notes, agreements, commitments or other rights outstanding at present that would obligate Tessera or any of its stockholders to issue, deliver or sell shares of its or their capital stock, or to grant, extend or enter into any such option, warrant, call, convertible note, agreement, commitment or other right. In addition to the foregoing, as of the date hereof, Tessera has no bond, debenture, note or other indebtedness issued or outstanding that has voting rights in Tessera.
     Schedule 4.3(a) sets forth a list of (i) all holders of record of (A)
     ---------------
     Tessera Stock, and (B) options, warrants, convertible notes or other rights to purchase capital stock of Tessera (collectively, "Tessera Stock Rights"); (ii) the number of shares held by each stockholder of Tessera and the number of shares of capital stock of Tessera represented by the Tessera Stock Rights; (iii) the exercise price for each Tessera Stock Right; and
     (iv) the number of authorized but unissued options remaining under Tessera's stock option plan(s). As of the Closing, all Tessera warrants shall have been exercised, and any exercise price thereunder paid in exchange for Tessera Stock, such that all rights of the holder(s) thereunder shall have been extinguished.

          (b) All of the issued and outstanding shares of capital stock of Tessera are validly issued, fully paid and nonassessable.

          (c)  Except as set forth on Schedule 4.3(c), the Tessera Stock held
                                      ---------------
     by any stockholder of Tessera other than the Tessera Stockholders is free and clear of any lien, charge, security interest, pledge, option, right of first refusal, voting proxy or other voting agreement, or encumbrance of any kind or nature other than restrictions on transfer imposed by federal and state securities laws (any of the foregoing, a "Lien").

     4.4  Subsidiaries.  Except as set forth on Schedule 4.4, Tessera has no
                                                ------------
subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest, or any security convertible into an equity interest, in any corporation, partnership, limited liability company, joint venture, association or other business entity (any of the foregoing, an "Entity").

     4.5  No Conflicts, Required Filings and Consents.  Except as set forth on
Schedule 4.5, none of (i) the execution and delivery hereof by Tessera, (ii) the
------------
consummation by Tessera or the stockholders of Tessera of the transactions contemplated hereby (including the Merger) or (iii) compliance by Tessera with any of the provisions hereof will:

          (a) conflict with or violate the Articles of Organization or Bylaws of Tessera;

          (b) result in a violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to Tessera or any of the stockholders of Tessera, or by which Tessera or any of its properties or assets may be bound or affected;

          (c) result in a violation or material breach of, or constitute a material default (or an event that, with notice or lapse of time or both, would become a material default) under, or give to any other party any material right of termination, amendment, acceleration or cancellation of, any note, bond, mortgage or indenture, or any material contract, agreement, arrangement, lease, license, permit, judgment, decree, franchise or other instrument or obligation, to which Tessera is a party or by which Tessera or any of its properties or assets may be bound or affected;

          (d) result in the creation of any Lien on any of the property or assets of Tessera; or

          (e) require any material consent, waiver, license, approval, authorization, order, permit, registration or filing with, or notification to (any of the foregoing being a "Consent") (i) any government or subdivision thereof, whether domestic or foreign, or any administrative, governmental or regulatory authority, agency, commission, court, tribunal or body, whether domestic, foreign or multinational (any of the foregoing, a "Governmental Entity"), except for (x) the filing of the Certificate of Merger pursuant to the DGCL and the MBCL, (y) the filing under the HSR Act (as defined in Section 6.7) and (z) the filing of the Registration Statement (as defined in Section 5.3(e)) with the Securities and Exchange Commission ("SEC"); or (ii) any other individual or Entity (collectively, a "Person").

     4.6 Financial Statements. Tessera has heretofore furnished Parent with a correct and complete copy of (a) the audited financial statements of Tessera for the period from February 15, 1995 through December 31, 1995 and for the years ended December 31, 1996, 1997 and 1998; (b) the financial statements of Tessera, as reviewed by PricewaterhouseCoopers LLP, for the six month periods ended
June 30, 1998 and 1999; and (c) the unaudited financial statements of Tessera for each of the months of July and August, 1999 (all of the foregoing collectively herein referred to as the "Tessera Financial Statements"). Except as disclosed therein, the Tessera Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") (except for the absence of footnotes and normal year end adjustments in the case of the Tessera Financial Statements for the periods ended June 30, 1998 and 1999 and for the months of July and August, 1999) consistently followed throughout the period indicated, and present fairly, in all material respects, the financial position and operating results of Tessera as of the dates, and during the periods, indicated therein.

     4.7  Absence of Changes.  Except as provided in Schedule 4.7 and except as
                                                     ------------
contemplated hereby, since June 30, 1999 (a) Tessera has not entered into any material transaction that was not in the ordinary course of business; (b) except for sales of services and licenses of software in the ordinary course of business of Tessera, there has been no sale, assignment, transfer, mortgage, pledge, encumbrance or lease of any material asset or property of Tessera; (c) there has been (i) no declaration or payment of a dividend, or any other declaration, payment or distribution of any type or nature to any stockholder of Tessera in respect of his stock, whether in cash or property, and (ii) no purchase or redemption of any share of the capital stock of Tessera; (d) there has been no declaration, payment, or commitment for the payment, by Tessera, of a bonus or other additional salary, compensation, severance or benefit to any employee or consultant of Tessera that was not in the ordinary course of business; (e) there has been no material release, compromise, waiver or cancellation of any debt to or claim by Tessera, or waiver of any material right of Tessera; (f) there have been no capital expenditures in excess of $25,000 for any single item, or $100,000 in the aggregate; (g) there has been no change in accounting methods or practices or revaluation of any asset of Tessera (other than Tessera Accounts Receivable (as defined in Section 4.26) written down in the ordinary course of business not in excess of $5,000 for any single Tessera Accounts Receivable, or $25,000 in the aggregate); (h) there has been no material damage or destruction to, or loss of, physical property (whether or not covered by insurance) adversely affecting the Tessera Business or the operations of Tessera; (i) there has been no loan by Tessera, or guaranty by Tessera of any loan, to any employee of Tessera in excess of $5,000 other than travel advances made in the ordinary course of Tessera's business consistent with past practices; (j) Tessera has not ceased to transact business with any customer that, as of the date of such cessation, represented more than 5% of the annual gross revenues of Tessera; (k) there has been no termination or resignation of any key employee or officer of Tessera, and to the knowledge of Tessera, no such termination or resignation is threatened; (l) there has been no amendment or termination of any material oral or written contract, agreement or license related to the Tessera Business, to which Tessera is or was a party or by which it is or was bound, except in the ordinary course of business or as expressly contemplated hereby; (m) Tessera has not in any material manner failed to satisfy any of its debts, obligations or liabilities related to the Tessera Business or the assets of Tessera as the same become due and owing (except for Tessera Accounts Payable (as defined in Section 4.27) payable in accordance with past practices and in the ordinary course of business); (n) there has been no agreement or commitment by Tessera to do any of the foregoing; and (o) there has been no other event or condition of any character pertaining to and materially and adversely affecting the assets, business or financial condition of Tessera.

     4.8  Undisclosed Liabilities.  Except as set forth on Schedule 4.8, Tessera
                                                           ------------
has no debt, liability or obligation of any kind, whether accrued, absolute or otherwise, including any liability or obligation on account of taxes or any governmental charge or penalty, interest or fine, except (a)

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liabilities incurred in the ordinary course of business after June 30, 1999, that would not, whether individually or in the aggregate, have a material adverse impact on the business or financial condition of Tessera; (b) liabilities reflected on the Tessera Financial Statements; and (c) liabilities incurred as a result of the transactions contemplated hereby.

     4.9  Title to Properties.  Except as set forth on Schedule 4.9, Tessera has
                                                       ------------
good and marketable title to all tangible property and assets used in the Tessera Business, and good and valid title to its leasehold interests, in each case, free and clear of any and all Liens other than Permitted Liens (as defined in Section 9.9).

     4.10 Equipment. Tessera has heretofore furnished Parent with a correct and complete list, in all material respects, of all items of tangible personal property (including computer hardware) necessary for or used in the operation of the Tessera Business in the manner in which it has been and is now operated by Tessera ("the Tessera Equipment"), except for personal property having a net book value of less than $5,000. Except as set forth on Schedule 4.10, each
                                                       -------------
material item of Tessera Equipment is in good condition and repair, ordinary wear and tear excepted.

     4.11 Intellectual Property; Year 2000 Compliance.

          (a)  Set forth on Schedule 4.11(a) is a correct and complete list,
                            ----------------
     in all material respects, of all material proprietary technology, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, and copyrights (and all pending applications or current registrations for any of the foregoing) used by Tessera in the conduct of the Tessera Business (together with trade secrets and know how used in the conduct of the Tessera Business, the "Tessera Intellectual Property Rights"). Tessera owns, or is validly licensed or otherwise has the right to use or exploit, as currently used or exploited, all of the Tessera Intellectual Property Rights, free of any Lien or any obligation to make any payment (whether of a royalty, license fee, compensation or otherwise). Except as set forth on Schedule 4.11(a), no
                                                        ----------------
     claims are pending or, to the knowledge of Tessera, threatened, that Tessera is infringing or otherwise adversely affecting the rights of any Person with regard to any Tessera Intellectual Property Right or that any Tessera Intellectual Property Right is invalid or unenforceable. No Person is infringing the rights of Tessera with respect to any Tessera Intellectual Property Right; nor, to Tessera's knowledge, has any Person threatened to do so. Neither Tessera nor, to the knowledge of Tessera, any employee, agent or independent contractor of Tessera, in connection with the performance of such Person's services with Tessera, has used, appropriated or disclosed, directly or indirectly, any trade secret or other proprietary or confidential information or right of any other Person, or otherwise violated any confidential relationship with any other Person.

          (b)  Set forth on Schedule 4.11(b) is a correct and complete list,
                            ----------------
     in all material respects, of all material computer software used by Tessera in the conduct of the Tessera Business (the "Tessera Software"). Tessera currently owns, licenses or otherwise has the legal right to use all of the Tessera Software (including any upgrade, alteration or enhancement with respect thereto), and all of the Tessera Software is being used in compliance with any applicable license or other agreement.

          (c)  Set forth on Schedule 4.11(c) is a correct and complete list,
                            ----------------
     in all material respects, of all domain names (i) registered to or used by Tessera, (ii) the registration fees for which

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     are paid by Tessera or (iii) registered to any employee of Tessera relating to the Tessera Business (collectively, "Domain Names"). Tessera owns and has registered, or is validly licensed or otherwise has the right to use, the Domain Names.

     (d) Except as set forth on Schedule 4.11(d):
                                ----------------

                (i) All former and current consultants or contractors of Tessera have executed and delivered valid written instruments with Tessera that assign to Tessera all rights to any inventions, improvements, discoveries or information developed by them for Tessera. All employees of Tessera who participated in the creation or contributed to the development of Tessera Intellectual Property Rights or Domain Names were employees of Tessera at the time of rendering such services and such services were within the scope of their employment or such employees have otherwise validly assigned such Intellectual Property Rights or Domain Names to Tessera; and

                (ii) Tessera has taken reasonable security measures, including entering into appropriate confidentiality and nondisclosure agreements with all of its employees, consultants and contractors, and any other Persons with access to Tessera's trade secrets or know how, to protect the secrecy, confidentiality and value of all such trade secrets or know how. To the knowledge of Tessera, there has not been any breach by any party to any such agreement.

          (e) All material software, hardware and other computer and information technology (collectively, "Information Technology") of Tessera is or, prior to December 31, 1999, will be Year 2000 Compliant as that term is hereinafter defined. "Year 2000 Compliant" means that any and all of the Information Technology has the ability (i) to accept input and furnish output of data involving dates or portions of dates correctly and without ambiguity as to the 20th or 21st Centuries; (ii) to manage, store, manipulate, sort, sequence and perform calculations with respect to (collectively, "process") data involving dates or portions of dates before, during and after January 1, 2000 (including single century or multi-century date formulae) without malfunction and (iii) to process correctly leap years, including the year 2000, provided that all other products (e.g., software or hardware) used with the Information Technology properly exchange date data with it.

     4.12  Real Property.  Except as set forth on Schedule 4.12:
                                                  -------------

          (a) Tessera has a marketable and insurable fee simple absolute interest, or good and valid leasehold interest, in all real property (including all buildings, improvements and fixtures thereon) used in the operation of the Tessera Business (the "Tessera Real Property"). Except for Permitted Liens, and for the items set forth on Schedule 4.12, there
                                                         -------------
     are no Liens on Tessera's interest in any of the Tessera Real Property.
     Schedule 4.12 lists each county and state where any Tessera Real Property
     -------------
     is located. Tessera has heretofore furnished Parent with an accurate metes and bounds description of all Tessera Real Property.

          (b) There are no parties in possession of any portion of the Tessera Real Property other than Tessera, whether as sublessees, subtenants at will or trespassers.

          (c) To the knowledge of Tessera, there is no law, ordinance, order, regulation or requirement now in existence or under active consideration by any Governmental Entity that would require, under the provisions of any of the Tessera Leases (as defined in Section 4.13) or otherwise, any material expenditure by Tessera to modify or improve any of the Tessera Real Property to bring it into compliance therewith.

     4.13  Leases.  Schedule 4.13 sets forth a list of all leases pursuant to
                    -------------
which Tessera leases, as lessor or lessee, real or personal property used in operating the Tessera Business or otherwise (the "Tessera Leases"). Copies of the Tessera Leases, all of which have previously been provided to Parent, are correct and complete copies thereof. All of the Tessera Leases are in full force and effect, unimpaired by any act or omission of Tessera, and are valid, binding and enforceable against Tessera and, to the knowledge of Tessera, against the other parties thereto, in accordance with their respective terms, and there is not under any such Tessera Lease any existing default by Tessera, or, to the knowledge of Tessera, by any other party thereto, or any condition or event that, with notice or lapse of time or both, would constitute a default. Tessera has not received notice that the lessor of any of the Tessera Leases intends to cancel, suspend or terminate such Tessera Lease or to exercise or not exercise any option thereunder.

     4.14  Contracts.  Schedule 4.14 sets forth a correct and complete list of
                       -------------
all contracts, agreements and commitments (whether written or oral) to which Tessera is, directly or indirectly, a party (in its own name or as a successor in interest), or by which it or any of its properties or assets is otherwise bound, including any service agreements, customer agreements, supplier agreements, agreements to lend or borrow money, stockholder agreements, employment agreements, confidentiality agreements, noncompetition or non-solicitation agreements, agreements relating to Tessera Intellectual Property Rights and the like (collectively, the "Tessera Contracts"); excepting only those Tessera Contracts which involve less than $25,000 and are cancelable, without penalty, on no more than 90 days' notice. The aggregate value of all payment obligations and rights to receive payments, under agreements, contracts and commitments (whether oral or in writing) to which Tessera is a party or by which it or any of its properties or assets is otherwise bound, and that are not listed on Schedule 4.14, is less than $150,000 (calculating such value by adding
          -------------
together the value of rights and obligations, and not by determining the net amount thereof).

     Except as set forth on Schedule 4.14, correct and complete copies of all
                            -------------
Tessera Contracts (or a correct and complete narrative description of any oral Tessera Contract) have previously been provided to Parent. Neither Tessera nor, to the knowledge of Tessera, any other party to any of the Tessera Contracts (i) is in default under (nor does there exist any condition that, with notice or lapse of time or both, would cause such a default under) any of the Tessera Contracts, or (ii) has waived any right it may have under any of the Tessera Contracts, the waiver of which would have a material adverse effect on the business, assets or financial condition or prospects of Tessera. All of the Tessera Contracts constitute the valid and binding obligations of Tessera, enforceable in accordance with their respective terms, and, to the knowledge of Tessera, of the other parties thereto. Those Tessera Contracts marked with an asterisk on Schedule 4.14 are customer contracts under which customer's payment
            -------------
obligations and Tessera's performance obligations (other than confidentiality covenants and Y2K warranties) have been fully satisfied and no such Tessera Contracts provide for any exclusivity provisions which remain in effect.

     4.15  Directors and Officers.  Schedule 4.15 sets forth an accurate list of
                                    -------------
the name of each director and officer of Tessera and the position(s) held by each.

     4.16 Payroll Information. Tessera has previously provided Parent with a correct and complete copy, in all material respects, of the payroll report of Tessera dated September 20, 1999, showing all current employees of Tessera and their current levels of compensation, other than bonuses and other extraordinary compensation, all of which bonuses and other extraordinary compensation are set forth in Schedule 4.16. Tessera has paid all compensation required to be paid
         -------------
to its employees on or prior to the date hereof other than compensation (and bonuses pursuant to arrangements described in Schedule 4.16) accrued in the
                                              -------------
current pay period.

     4.17  Litigation.  Except as set forth on Schedule 4.17, there is no suit,
                                               -------------
action, claim, investigation or proceeding pending or, to the knowledge of Tessera, threatened against or affecting Tessera or the Tessera Business, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against Tessera.

     4.18  Employee Benefit Plans/Labor Relations.

          (a)  Except as disclosed in Schedule 4.18, there are no employee
                                      -------------
     benefit plans, agreements or arrangements maintained by Tessera, including
     (i) "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) current or deferred compensation, pension, profit sharing, vacation or severance plans or programs; or (iii) medical, hospital, accident, disability or death benefit plans (collectively, "Tessera Benefit Plans"). All Tessera Benefit Plans are administered in accordance with, and are in material compliance with, all applicable laws and regulations. No default exists with respect to the obligations of Tessera under any Tessera Benefit Plan.

          (b)  Tessera is not a party to any collective bargaining agreement;
     no collective bargaining agent has been certified as a representative of any of the employees of Tessera; no representation campaign or election is now in progress with respect to any employee of Tessera; and there are no labor disputes, grievances, controversies, strikes or requests for union representation pending, or, to the knowledge of Tessera, threatened, relating to or affecting the Tessera Business. To the knowledge of Tessera, no event has occurred that could give rise to any such dispute, controversy, strike or request for representation.

     4.19 ERISA.

          (a) All Tessera Benefit Plans that are subject to ERISA have been administered in accordance with, and are in material compliance with, the applicable provisions of ERISA. Each of the Tessera Benefit Plans that is intended to meet the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service to meet such requirements within the meaning of such provision. No Tessera Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. Tessera has not engaged in any nonexempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving Tessera Benefit Plans that would subject Tessera to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. Tessera has not engaged in any transaction described in Section 4069 of ERISA within the last five years. Except as disclosed in Schedule 4.19 or pursuant to the terms of the Tessera Benefit
                  -------------
     Plans, neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation or golden parachute) becoming due to any director or other employee of Tessera, (ii) increase any benefit otherwise payable under any Tessera Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefit to any extent.

          (b)  No notice of a "reportable event," within the meaning of
     Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Tessera Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to meet the requirements of Section 401(a) of the Code, or by any entity that is considered one employer with Tessera under Section 4001 of ERISA or Section 414 of the Code, within the 12-month period ending on the Closing Date. Tessera has not incurred any liability to the Pension Benefit Guaranty Corporation in respect of any Tessera Benefit Plan that remains unpaid.

     4.20 Taxes.  Except as set forth on Schedule 4.20:
                                          -------------

          (a) Tessera has duly and timely filed all federal, state and local income, franchise, excise, real and personal property and other tax returns and reports, including extensions, required to have been filed by Tessera on or prior to the Closing Date. Tessera has duly and timely paid all taxes and other governmental charges, and all interest and penalties with respect thereto, required to be paid by Tessera (whether by way of withholding or otherwise) to any federal, state, local or other taxing authority (except to the extent the same are being contested in good faith, and adequate reserves therefor have been provided in the Tessera Financial Statements). As of the Closing Date, all deficiencies proposed as a result of any audit have been paid or settled.

          (b) Tessera is not a party to, or bound by, or otherwise in any way obligated under, any tax sharing or similar agreement.

          (c)  Tessera has not consented to have the provisions of
     Section 341(f)(2) of the Code (or comparable state law provisions) apply to it, and Tessera has not agreed or been requested to make any adjustment under Section 481(c) of the Code by reason of a change in accounting method or otherwise.

     4.21 Compliance with Applicable Laws. Tessera holds all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary to own, lease or operate all of the assets and properties of Tessera, as appropriate, and to carry on the Tessera Business as now conducted (the "Tessera Permits"). To the knowledge of Tessera, Tessera is in material compliance with all applicable laws, ordinances and regulations and the terms of the Tessera Permits. Except as set forth on Schedule 4.21, all of the Tessera
                                               -------------
Permits are fully assignable by Tessera in connection with the Merger.
Schedule 4.21 sets forth a correct and complete list of all Tessera Permits,
-------------
correct and complete copies of which have previously been provided to Parent.

     4.22 Board of Directors/Stockholders Consent. The Board of Directors of Tessera has (a) adopted and approved this Agreement and the transactions contemplated hereby (including the Merger); and (b) determined to recommend that the stockholders of Tessera approve and adopt this Agreement and approve the Merger.

     4.23 Brokers.  Except as set forth on Schedule 4.23, no broker or finder
                                           -------------
is entitled to any broker's, banker's or finder's fee or other commission in connection with the transactions contemplated hereby as a result of arrangements made by or on behalf of Tessera.

     4.24 Environmental Matters.

          (a) To the knowledge of Tessera, no real property currently or formerly owned or operated by Tessera is contaminated with any Hazardous Substance (as hereinafter defined).

          (b) Tessera is not a party to any litigation or administrative proceeding nor, to the knowledge of Tessera, is any litigation or administrative proceeding threatened against it, that, in either case, asserts or alleges that Tessera (i) violated any Environmental Law (as hereinafter defined); (ii) is required to clean up, remove or take remedial or other responsive action due to the disposal, deposit, discharge, leak or other release of any Hazardous Substance; or (iii) is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other action that arises out of or is related to the disposal, deposit, discharge, leak or other release of any Hazardous Substance.

          (c) To the knowledge of Tessera, there are not now nor have there previously been tanks or other facilities on, under, or at any real property owned, leased, used or occupied by Tessera containing materials that, if known to be present in soil or ground water, would require cleanup, removal or other remedial action under Environmental Law.

          (d) Tessera is not subject to any judgment, order or citation related to or arising out of any Environmental Law and, to the knowledge of Tessera, has not been named or listed as a potentially responsible party by any Governmental Entity in a matter related to or arising out of any Environmental Law.

          (e) For purposes hereof, (i) the term "Environmental Law" means any federal, state or local law (including statutes, regulations, ordinances, codes, rules, judicial opinions and other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants, noise, odors or process waste water, or otherwise relating to the environment or hazardous or toxic substances; and (ii) the term "Hazardous Substance" means any toxic or hazardous substance that is regulated by or under authority of any Environmental Law, including any petroleum products, asbestos or polychlorinated biphenyls.

     4.25 Interest in Customers, Suppliers and Competitors. Except as provided in Schedule 4.25, no officer, director, stockholder or employee of Tessera and
   -------------
no family member (including a spouse, parent, sibling or lineal descendent of any of the foregoing), has any direct or indirect material interest in any material customer, supplier or competitor of Tessera, or in any Person from whom or to whom Tessera leases any real or personal property, or in any other Person with whom Tessera is doing business whether directly or indirectly (including as a debtor or creditor), whether in existence as of the Closing Date or proposed, other than the ownership of stock of publicly traded corporations.

     4.26 Accounts Receivable. All accounts, notes, contracts and other receivables of Tessera (collectively, "Tessera Accounts Receivable") were acquired by Tessera in the ordinary course of business arising from bona fide transactions. There are no set-offs, counterclaims or disputes asserted with respect to any Tessera Accounts Receivable that would result in claims in excess of the reserve for bad debts set forth on the Tessera Financial Statements and, subject to such reserve, all Tessera Accounts Receivable are collectible in full. Tessera has previously furnished Parent with a correct and complete aging report, prepared as of August 31, 1999, showing the time elapsed since invoice date for all Tessera Accounts Receivable as of such date.

     4.27 Accounts Payable. All material accounts, notes, contracts and other amounts payable of Tessera (collectively, "Tessera Accounts Payable") are currently within their respective terms, and are neither in default nor otherwise past due by more than 90 days. Tessera has previously furnished Parent with a correct and complete aging report, prepared as of August 31, 1999, showing the time elapsed since invoice date for all Tessera Accounts Payable as of such date.

     4.28 Insurance. Tessera currently maintains, in full force and effect, all insurance policies that are required or appropriate to be maintained for the conduct of the Tessera Business or the ownership of Tessera's property (both real and personal) (collectively, the "Tessera Insurance Policies"). The Tessera Insurance Policies are listed on Schedule 4.28, and correct and complete copies
                                 -------------
of all Tessera Insurance Policies have previously been provided to Parent. Tessera (a) is not in default regarding the provisions of any Tessera Insurance Policy; (b) has paid all premiums due thereunder; and (c) has not failed to present any notice or material claim thereunder in a due and timely fashion.

     4.29 Bankruptcy. Tessera has not filed a petition or request for reorganization or protection or relief under the bankruptcy laws of the United States or any state or territory thereof, made any general assignment for the benefit of creditors, or consented to the appointment of a receiver or trustee, including a custodian under the United States bankruptcy laws, whether such receiver or trustee is appointed in a voluntary or involuntary proceeding.

     4.30 Tessera Acknowledgement. Tessera acknowledges that each of the Tessera Stockholders has received Parent's Prospectus, dated June 2, 1999 with respect to its registration statement on Form S-1, its Prospectus, dated July 26, 1999, with respect to its registration statement on Form S-4, and its Form 10-Q dated August 16, 1999 (collectively, "Parent's Public Information").

     4.31 Statements; Proxy Materials. The information supplied by Tessera for inclusion in the Registration Statement shall not at the time the Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act of 1933, as amended (the "Securities Act") contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The proxy materials that Tessera shall send to is stockholders in connection herewith and with the Merger (the "Proxy Materials") will comply in all material respects with the provisions of applicable law. If at any time prior to the Effective Time any event relating to Tessera or any of its affiliates, officers or directors should be discovered by Tessera which is required to be set forth in an amendment to the Registration Statement, then Tessera shall promptly notify Parent. Notwithstanding the foregoing, Tessera makes no representation or warranty with respect to any information supplied by Parent or Sub which is contained in any of the foregoing documents.

     4.32 Disclosure. No statement of fact by Tessera contained herein and no written statement of fact furnished by Tessera to Parent or Sub in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements herein or therein contained, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Each of Parent and Sub jointly and severally represents and warrants to Tessera as follows, which representations and warranties shall survive the Closing in accordance with Section 9.1:

     5.1 Organization and Qualification. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of Parent and its Subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure so to qualify could not have a material adverse effect on the business, properties or assets of Parent and its Subsidiaries, taken as a whole. Complete and correct copies of the Certificates of Incorporation and Bylaws of Parent and Sub as in effect on the date hereof are attached, respectively, to a Closing and incumbency certificate, substantially in the form of Exhibit "C" ("Parent's Closing Certificate"), and to Sub's Closing Certificate.

     5.2 Authority. Each of Parent and Sub has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery hereof and the consummation of the transactions contemplated hereby by each of Parent and Sub have been duly and validly authorized and approved by their respective board of directors and by Parent, in its capacity as Sub's sole stockholder, and no other corporate or stockholder proceedings on the part of either Parent or Sub, or their respective board of directors or stockholders, are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Sub, and assuming the due authorization, execution and delivery hereof by Tessera, constitutes the valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, subject, in each case, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.

     5.3  No Conflicts, Required Filings and Consents.  Except as set forth on
Schedule 5.3, none of the execution and delivery of this Agreement by Parent or
------------
Sub, the consummation by Parent and Sub of the transactions contemplated hereby, or compliance by Parent and Sub with any of the provisions hereof, will:

          (a) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or Sub, or the organizational documents of any other Subsidiaries;

          (b) result in a violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to Parent or its Subsidiaries, or by which Parent, any of its Subsidiaries, or their respective properties or assets may be bound or affected;

          (c) result in a violation or material breach of, or constitute a material default (or an event that, with notice or lapse of time or both, would become a material default) under, or give to any other party any material rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, or any material contract, agreement, arrangement, lease, license, permit, judgment, decree, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent, any of its Subsidiaries or their respective properties may be bound or affected;

          (d) result in the creation of any Lien on any of the property or assets of Parent or any of its Subsidiaries; or

          (e) require any material Consent of (i) any Governmental Entity (except for (x) compliance with any applicable requirements of any applicable securities laws, including the filing of a registration statement on Form S-4 (the "Registration Statement") with the SEC in accordance with the Securities Act, (y) the filing of the Certificate of Merger pursuant to the DGCL and the MBCL, and (z) the filing under the HSR
     Act); or (ii) any other Person.

     5.4  Litigation.  Except as set forth on Schedule 5.4 or in Parent's Public
                                              ------------
Information, there is no suit, action, claim, investigation or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or its Subsidiaries, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against Parent or its Subsidiaries that, either individually or in the aggregate, would have a material adverse effect on the assets, business or financial condition of Parent and its Subsidiaries, taken as a whole.

     5.5  Brokers.  Except as disclosed on Schedule 5.5, no broker or finder is
                                           ------------
entitled to any broker's or finder's fee in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Sub.

     5.6  Parent Stock.

          (a) The Parent Stock to be issued to the stockholders of Tessera in the Merger will be registered on the Registration Statement, subject, however, to contractual and other restrictions on any offer, transfer, sale, pledge, hypothecation or other disposition (any of the foregoing, a "Transfer") thereof, including resale, as provided in Sections 1.4 and 3.2(a) of the Voting and Indemnity Agreement.

          (b)  When delivered to the stockholders of Tessera in accordance with the terms hereof, the Parent Stock will be (i) duly authorized, fully paid and nonassessable, and (ii) free and clear of all Liens other than restrictions imposed in accordance herewith (including the provisions of Exhibits "E," "F" and "G" to the extent applicable) or with the Voting and
     -------------------------
     Indemnity Agreement, or by federal and state securities laws or by Parent's insider trading policy with respect to employees.

     5.7 Board of Directors/Stockholder's Consent. The board of directors of Parent, and both the board of directors and stockholder of Sub, have, by unanimous written consent or other action, adopted and approved this Agreement and the Voting and Indemnity Agreement and the transactions contemplated hereby and thereby (including the Merger).

     5.8 Parent's Public Information. As of their respective filings dates with the SEC, Parent's Public Information (a) did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (b) complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder.

     5.9 Statements. The information supplied by Parent for inclusion in the Registration Statement shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which is required to be set forth in an amendment to the Registration Statement, then Parent shall promptly inform Tessera. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Tessera which is contained in any of the foregoing documents.

     5.10 Absence of Changes. Since Parent's most recent filing under the Exchange Act, there have been no changes in the operations, earning, assets, properties, business or financial condition of Parent or its Subsidiaries, which changes could reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole; except, however, for any such change that Parent discloses to Tessera in accordance herewith. For the purpose of this provision "Material Adverse Effect" excludes any such change that is attributable to or results from (i) the public announcement of the transactions contemplated hereby; (ii) changes in general economic conditions or changes affecting the industry in which Parent operates, or capital markets, generally;
(iii) any public announcement of Parent's intention to file a registration statement on Form S-1 under the Securities Act; (iv) the filing of the Registration Statement; (v) the possible adoption by Parent of a new employee stock option plan; or (vi) changes in the trading prices of Parent Stock not caused primarily by material changes in the operations, earnings, assets, properties, business or financial condition of Parent or its Subsidiaries.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1 Conduct of Business by Tessera Pending the Merger. From and after the date hereof, prior to the Effective Time, except as contemplated hereby, unless Parent shall otherwise agree in advance in writing, Tessera shall carry on its business in the usual and ordinary course in substantially the same manner as heretofore conducted, use commercially reasonable efforts to preserve intact its present business organization, keep available the services of its employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with Tessera to the end that its goodwill and on-going businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, and except as contemplated hereby, unless Parent shall otherwise agree in advance in writing, prior to the Effective Time, Tessera shall not, directly or indirectly:

          (a) (i) declare, set aside, or pay any dividend on, or make any other distribution in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) purchase, redeem or otherwise acquire, any share of capital stock of Tessera or any other equity security thereof or any right, warrant, or option to acquire any such share or other security, or waive any right to do any of the foregoing;

          (b) other than in accordance with Section 6.6(b), issue, deliver, sell, pledge or otherwise encumber any share of its capital stock, any other voting security issued by Tessera or any security convertible into, or any right, warrant or option to acquire any such share or voting security, grant any option, warrant or other stock right, or alter or allow the acceleration of vesting or exercise of any outstanding option, warrant or such right;

          (c) amend its Articles of Organization, Bylaws or other comparable organizational documents;

          (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Entity or division thereof, or (ii) any assets that are material, individually or in the aggregate, to Tessera;

          (e) subject to a Lien or sell, lease or otherwise dispose of any of its properties or material assets, or license or transfer any Tessera Intellectual Property Right (except for non-exclusive licenses in the ordinary course of business consistent with past practices), or revalue any assets or (except as required by GAAP) make any change in accounting methods, principles or practices;

          (f) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or issue or sell any debt security of Tessera, guarantee any debt security of another Person or enter into any "keep well" or other agreement to maintain the financial condition of another Person, make any loan, advance (excluding advances to employees, not exceeding $5,000, in the ordinary course of Tessera's business consistent with past practices) or capital contribution to, or investment in, any other Person, or settle or compromise any material claim or litigation;

          (g) pay any bonus to any employee, officer or director on or after the date hereof other than to the Tessera Stockholders, other than in the ordinary course of Tessera's business consistent with past practices;

          (h) enter into any "golden parachute" or other severance arrangement with any employee, officer or director, or increase or otherwise change the rate or nature of the compensation (including wages, salaries, benefits and bonuses) payable to any employee, officer or director, except pursuant to existing compensation and fringe benefit plans, practices and arrangements that have been disclosed in writing to Parent, or enter into, renew, or allow the renewal of, any employment, consulting or other similar agreement with any employee, officer or director, or amend or modify any Tessera Benefit Plan in any material respect or adopt any other such plan;

          (i) enter into any new contract or agreement (other than a customer agreement entered into in the ordinary course of business consistent with past practices), or lease, involving an obligation in excess of $25,000, or amend, waive any material default under, terminate (except for such as terminate by their own terms) or modify in any material respect any Tessera Contract or Lease; or

          (j) authorize any of, or commit or agree to take any of, the foregoing actions.

     6.2 Access to Information. From the date hereof through the Effective Time, Tessera shall afford to Parent and Parent's accountants, counsel and other representatives reasonable access during normal business hours (and at such other times as the parties may mutually agree) upon reasonable prior notice and approval of Tessera, which shall not be unreasonably withheld, to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to Parent all information concerning its business, properties and personnel as Parent may reasonably request. Parent and its accountants, counsel and other representatives shall, in the exercise of the rights described in this Section 6.2, not unduly interfere with the operation of the business of Tessera. Parent and its agents shall maintain the confidentiality of all information produced or disclosed pursuant to this
Section 6.2, on the terms and conditions of any non-disclosure agreement between Parent and Tessera, and subject to applicable law, including securities laws or NASDAQ rules.

     6.3 Filings; Tax Elections. Tessera shall promptly provide Parent with copies of all filings made by Tessera with any Governmental Entity in connection herewith and the transactions contemplated hereby. Tessera shall, before settling or compromising any material income tax liability of Tessera, consult with Parent and its advisors as to the positions and elections that will be taken or made with respect to such matter.

     6.4 Public Announcements. The parties agree that, except as may otherwise be required to comply with applicable laws and regulations (including applicable securities laws or the NASDAQ rules) or to obtain consents required hereunder (including approval and adoption hereof, and approval of the Merger, by the stockholders of Tessera), public disclosure of the transactions contemplated hereby shall be made only upon or after the consummation of the Merger. Any such disclosure shall be coordinated by Parent, and Tessera shall not directly or indirectly make any such disclosure without the prior written consent of Parent.

     6.5 Transfer and Gains Taxes and Certain Other Taxes and Expenses. Parent agrees that, to the extent it is legally able to do so and except as otherwise provided herein, the Surviving Corporation will pay all real property transfer, gains and other similar taxes and all documentary stamps, filing fees, recording fees and sales and use taxes, if any, and any penalties or interest with respect thereto, payable in connection with consummation of the Merger.

     6.6  Options; Warrants; Preferred Stock.

          (a) Tessera hereby covenants and agrees that at the Effective Time, all of the Tessera Stock Rights (all of which are either set forth on
     Schedule 4.3(a) or shall be awarded and granted in accordance with Section
     ---------------
     6.6(b)) shall, except as provided in Section 6.6(b), have been properly canceled and all rights and obligations thereunder shall have been terminated.

          (b) Tessera hereby covenants and agrees that, at or prior to the Closing, it shall grant and award to those employees of Tessera listed on
     Schedule 6.6(b), or to such other employees as the parties may agree,
     ---------------
     incentive stock options, with vesting schedules consistent with past practices, in an aggregate amount not to exceed the balance of options authorized but remaining available for issuance under the Tessera, Inc. 1995 Stock Option Plan (the "Plan"). Subject to Section 6.1, Parent will at the Effective Time assume Tessera's obligations under Tessera's stock option plan(s), with the shares underlying such options becoming Parent Stock instead of Tessera Stock, and the exercise price being adjusted inversely, in each case based on the same conversion ratio as provided hereunder for Tessera Stock; provided, however, that the Parent Stock underlying such options shall not have been registered under the Securities Act or any other securities laws. Tessera shall, in accordance with Section 16(a)(i) of the Plan, take all actions necessary to effectuate the provisions of this Section 6.6(b). Parent shall use commercially reasonable efforts to file with the SEC, and have become effective within one year of the Effective Time, a registration statement on Form S-8 with respect to the Parent Stock underlying the options provided for in this Section 6.6(b), it being understood that such shares of Parent Stock underlying these options are to be included in the first Form S-8 that is filed by Parent.

          (c) Parent hereby covenants and agrees that, at the Effective Time, it will issue options to purchase 200,000 shares in aggregate of validly issued, fully paid and nonassessable Parent Stock (provided, however, that the Parent Stock underlying such options shall not have been registered under the Securities Act or any other securities laws), to such employees or officers of Tessera who will continue as employees of Surviving Corporation, and in such respective amounts, at such exercise prices and subject to such vesting schedules, as set forth on Schedule 6.6(c). Such
                                                        ---------------
     options will be issued subject to Parent's 1996 Stock Option Plan, as amended, and pursuant to option award agreements substantially in the forms of Exhibit "D" to the extent allowed under the Code or Exhibit "D-1"
        -----------                                         -------------
     ("Options"). Parent shall use commercially reasonable efforts to file with the SEC, and have become effective within one year of the Effective Time, a registration statement on Form S-8 with respect to the Parent Stock underlying the options provided for in this Section 6.6(c), it being understood that such shares of Parent Stock underlying these options are to be included in the first Form S-8 that is filed by Parent.

          (d) Tessera hereby covenants and agrees that, at or prior to the Closing, it shall use its best efforts to cause all of the outstanding Series A and Series D Preferred Stock to have been converted into Tessera common stock in accordance with the terms thereof, such that the holders thereof are entitled at the Closing to the Merger consideration provided in Section 3.1(b).

          (e) Tessera shall use commercially reasonable efforts (immediately upon adoption and approval hereof and approval of the Merger by the stockholders of Tessera) to cause each of its optionholders to execute and deliver, at the Closing, a "lock-up" letter, substantially in the form of Exhibit "E" ("Lock-up Letter), acknowledging that the Parent Stock
     -----------
     receivable by him upon exercise of his option in accordance with the terms thereof, subject to Section 6.6(b), is subject to temporary restrictions on Transfer,

          (f) Tessera hereby covenants and agrees that, at or prior to the Closing, it shall make the payment to the holder of the Series B Preferred Stock required by Article IV, Section C.2.c of Tessera's Articles of Organization, in cash, thereby causing a redemption of the Series B Preferred Stock.

     6.7 Hart-Scott-Rodino Notification. Parent and Tessera agree that as soon as practicable, but in no event later than seven days after the execution hereof, each will complete and file the "Antitrust Improvements Act Notification and Report Form for Certain Mergers and Acquisitions" as, and if, required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and will promptly complete and file responses to all requests for additional data and information which may be made under the HSR Act. If it is determined that the HSR Act is inapplicable to the transactions contemplated hereby, then Parent and Tessera shall each furnish the other with a certificate setting forth the basis for such determination.

     6.8 Further Assurances. From time to time after the Effective Time, upon the reasonable request of any party hereto, the other party or parties hereto shall execute and deliver or cause to be executed and delivered such further instruments, and take such further action, as the requesting party may reasonably request in order to effectuate fully the purposes, terms and conditions hereof, at the sole cost of the requesting party, except as otherwise provided in Article VIII.

     6.9 Exclusivity. Tessera, on behalf of itself and each of its stockholders, officers, directors and employees covenants and agrees that, until such time as this Agreement has been terminated in accordance with Section 8.1, it and each of them shall forebear directly or indirectly negotiating, soliciting or accepting any offer with any other Person to purchase, acquire, option, or merge or combine with, as applicable, Tessera, any of the Tessera Stock, or the Tessera Business, or any interest in any of the foregoing. Without limiting the generality of the foregoing:

          (a) From and after the date hereof until the Effective Time or termination of this Agreement pursuant to Section 8.1, Tessera shall not, nor will they authorize or permit any of its officers, directors, affiliates, stockholders or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as hereinafter defined), (ii) participate in any discussions or negotiations regarding , or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any Acquisition Proposal or
     (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction. Tessera shall immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of Tessera or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Tessera or any of its subsidiaries shall be deemed to be a breach of this Section 6.9 by Tessera.

     For purposes of this Agreement, "Acquisition Proposal" shall mean any bona fide offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from Tessera by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of Tessera or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of Tessera or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Tessera pursuant to which the stockholders of Tessera immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 50% of the assets of Tessera; or (C) any liquidation or dissolution of Tessera.

     6.10 Registration Statement. As promptly as practicable after the execution of this Agreement, Parent will prepare and file with the SEC the Registration Statement. Tessera shall cause PricewaterhouseCoopers LLC to deliver as promptly as possible after the date hereof, and in any event within three days hereafter, reviewed Tessera Financial Statements for the six month periods ended June 30, 1998 and 1999. Each of Tessera and Parent will respond to any comments of the SEC, will use its respective commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and Tessera shall cause the Proxy Materials, which shall be in accordance with applicable law, to be mailed to its stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC, and in any event within three business days thereafter. As promptly as practicable after the date of this Agreement, each of Tessera and Parent will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of Tessera and Parent will, on a continuing basis, cooperate with the other (including by making its officers and directors or accountants and other advisors reasonably available to respond to questions) and furnish and update, or cause to be furnished and updated, all information, including financial statements, necessary or desirable for inclusion in the Registration Statement or the other's Other Filings. Each of Tessera and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the

SEC or it staff or any other governmental officials for amendments or supplements to the Registration Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Merger or any Other Filing. Each of Tessera and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.10 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or any Other Filing, Tessera or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Tessera, such amendment or supplement.

     6.11  Meeting of stockholders of Tessera.

          (a)  At the earliest practicable time after the Registration
     Statement is declared effective by the SEC, and in any event within three business days thereafter, Tessera shall take all action necessary in accordance with the applicable law and its Articles of Organization and Bylaws to convene a meeting of the stockholders of Tessera (the "Stockholders' Meeting") to be held as promptly as practicable after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement and the Merger. Tessera will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by applicable law to obtain such approvals. Tessera shall ensure that the Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Tessera in connection with the stockholders' Meeting are solicited, in compliance with applicable law and its Articles of Organization and Bylaws. Tessera's obligations to call, give notice of, convene and hold the Stockholders' Meeting in accordance with this Section 6.11(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Tessera of any Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Tessera with respect to the Merger.

          (b) Tessera covenants and agrees that: (i) the Board of Directors of Tessera shall recommend that Tessera's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Stockholders' Meeting; (ii) the Proxy Materials shall include a statement to the effect that the Board of Directors of Tessera has recommended that Tessera's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Stockholders' Meeting; and (iii) neither the Board of Directors of Tessera nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of Tessera that Tessera's stockholders vote in favor of and adopt and approve this Agreement and the Merger.

     6.12 Contractual Restrictions. Prior to the Closing, Tessera shall use its best efforts to cause:

          (a) each stockholder of Tessera to execute and deliver a Lock-up Letter, acknowledging that the Parent Stock to be received by him pursuant to the Merger is subject to temporary restrictions on Transfer;

          (b) each stockholder of Tessera to execute and deliver a letter, in the form of Exhibit "F" ("Contractually Restricted Stock Letter"),
                 -----------
     addressed to Parent, acknowledging that the Parent Stock to be received by him pursuant to the Merger is subject to certain contractual restrictions on Transfer;

          (c)  each stockholder of Tessera who is an "affiliate" of Tessera for purposes of Rule 145 under the Securities Act ("Rule 145") to execute and deliver a letter, in the form of Exhibit "G" ("Rule 145 Letter"),
                                          -----------
     addressed to Parent, acknowledging that the Parent Stock to be received by him pursuant to the Merger is subject to certain restrictions on Transfer under Rule 145; and

          (d)  all stockholders of Tessera listed on Schedule 6.12(d) (which
                                                     ----------------
     corresponds with Schedule 3.2(b) to the Voting and Indemnity Agreement) to
                      ---------------
     execute and deliver the noncompetition and non-solicitation agreement with Parent, in the form of Exhibit "H".
                            -----------

                                  ARTICLE VII

                             CONDITIONS PRECEDENT

     7.1 Conditions to Obligations of Tessera to Effect the Merger. The obligations of Tessera to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) Parent and Sub shall have performed in all material respects their respective agreements contained herein required to be performed at or prior to the Effective Time, and the representations and warranties of Parent and Sub contained herein shall be true in all material respects when made and (except for representations and warranties made as of a specified date, which need only be true as of such date) at and as of the Effective Time as if made at and as of such time, except as contemplated hereby;

          (b) (i) the appropriate officers of Parent shall have executed and delivered to Tessera at the Closing, Parent's Closing Certificate, and (ii) the appropriate officers of Sub shall have executed and delivered to Tessera at the Closing, Sub's Closing Certificate;

          (c) Parent shall have obtained all of the Consents, if any, listed on Schedule 7.1(c);
        ---------------

          (d) Tessera shall have received corporate certificates of good standing for Parent and Sub, and a copy of the Certificate of Incorporation for Parent and Sub, respectively, as certified by the Secretary of State of Delaware;

          (e) Tessera shall have received, at the Closing, a duly executed opinion of counsel to Parent and Sub, substantially in the form of Exhibit "I";
     -----------

          (f) the waiting period, including any extensions thereof, under the HSR Act shall have expired or been terminated, and there shall have been no adverse change to the Merger required in order to obtain approval under the HSR Act;

          (g) Tessera shall have received from Parent and Sub such other documents as Tessera's counsel shall have reasonably requested, in form and substance reasonably satisfactory to Tessera's counsel;

          (h) Parent shall have executed and delivered at the Closing the Options, in accordance with Section 6.6(c);

          (i) This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote, under applicable law, of the stockholders of Tessera; and

          (j) the Registration Statement shall have been declared effective by the SEC.

     7.2 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time, of the following conditions:

          (a) Tessera, the Tessera Stockholders and any other stockholders of Tessera shall have performed in all material respects their respective agreements contained herein or in the Voting and Indemnity Agreement required to be performed at or prior to the Effective Time, and the representations and warranties of Tessera and the Tessera Stockholders contained herein or in the Voting and Indemnity Agreement shall be true in all material respects when made and (except for representations and warranties made as of a specified date, which need only be true as of such date) at and as of the Effective Time as if made at and as of such time, except as contemplated hereby;

          (b) the appropriate officers of Tessera shall have executed and delivered to Parent at the Closing, Tessera's Closing Certificate.

          (c) Tessera shall have obtained or caused to be obtained all of the Consents, if any, listed on Schedule 7.2(c);

          (d) there shall have been delivered to Parent at the Closing, duly executed, (i) by each stockholder of Tessera excluding stockholders of Tessera (other than the Tessera Stockholders) holding in the aggregate 100,000 or fewer shares of Tessera Stock, a Lock-up Letter and a Contractually Restricted Stock Letter; (ii) by each stockholder of Tessera who is an "affiliate" of Tessera for purposes of Rule 145, a Rule 145 Letter; (iii) by all stockholders of Tessera listed on Schedule 6.12(d),
                                                            ----------------
     the Noncompetition Agreement; (iv) the Options; (v) by each Option recipient, a Lock-up Letter; and (vi) by each of the Tessera Stockholders listed on Schedule 7.2(d), the Employee Agreement in the form of
               ---------------
     Exhibit "J" attached hereto (the "Employee Agreement").
     -----------

          (e) Parent shall have received a corporate certificate of good standing for Tessera, and a copy of the Articles of Organization of Tessera, both as certified by the Secretary of State of Tessera's state of incorporation;

          (f) Parent shall have received, at the Closing, a duly executed opinion of counsel to Tessera and the Tessera Stockholders, substantially in the form of Exhibit "K";
                    -----------

          (g) the waiting period, including any extensions thereof, under the HSR Act shall have expired or been terminated, and there shall have been no adverse change to the Merger required, and no materially adverse requirement imposed on Parent or Sub, in order to obtain approval under the HSR Act;

          (h) Parent shall have received evidence reasonably satisfactory to it that at the Closing the assets and properties used in the Tessera Business are free and clear of all Liens other than Permitted Liens;

          (i) This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote, under applicable law, of the stockholders of Tessera;

          (j) Parent shall have received from Tessera or the stockholders of Tessera, as the case may be, such other documents as Parent's counsel shall have reasonably requested, in form and substance reasonably satisfactory to Parent's counsel;

          (k) the aggregate number of shares owned by Dissenting Stockholders shall not exceed 1% of Tessera Stock;

          (l) the Registration Statement shall have been declared effective by the SEC;

          (m) each Tessera Stockholder under an existing employment agreement with Tessera, as identified on Schedule 3.5 to the Voting and Indemnity
                                    ------------
     Agreement, shall have terminated such agreement in accordance with
     Section 3.5 of the Voting and Indemnity Agreement; and

          (n)  those agreements listed on Schedule 7.2(n) shall have been
                                          ---------------
     terminated.


                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

          (a) by mutual written consent of Parent and Tessera;

          (b) by Tessera, upon a material breach hereof or of the Voting and Indemnity Agreement on the part of Parent or Sub which has not been cured and which would cause any condition set forth in Section 7.1 to be incapable of being satisfied by January 31, 2000;

          (c) by Parent, upon a material breach hereof or of the Voting and Indemnity Agreement on the part of Tessera or any of the stockholders of Tessera which has not been cured and which would cause any condition set forth in Section 7.2 to be incapable of being satisfied by January 31, 2000;

          (d) by Parent or Tessera if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which restrains, enjoins or otherwise prohibits the Merger and such order, judgment, decree, injunction or ruling shall have become final and nonappealable; or

          (e) by either Parent or Tessera if the Merger shall not have been consummated on or before January 31, 2000 (provided the terminating party is not otherwise in material breach of its representations, warranties or obligations hereunder).

     8.2  Fees and Expenses; Remedies.

          (a) If the Merger is consummated, then all costs and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the Surviving Corporation.

          (b) If the Merger is not consummated for a reason other than the material breach hereof or of the Voting and Indemnity Agreement by a party, then all further obligations of the parties hereunder or pursuant hereto shall immediately terminate without further liability of any party, and all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses; provided, however, that the fees for the filings under the HSR Act will be paid by Parent.

          (c) If the Merger is not consummated because of a material breach hereof or of the Voting and Indemnity Agreement by any party, then the nonbreaching party or parties shall be entitled to pursue all legal or equitable remedies against the breaching party for such breach, including (as to Parent and Sub, and in addition to their remedies at law or otherwise in equity) specific performance, and all fees and expenses incurred by the nonbreaching party or parties in connection with enforcing its or their rights hereunder with respect to such breach shall be paid by the breaching party.

          (d) Tessera hereby acknowledges that Tessera, its Business and assets, and the Tessera Stock are unique, and that Parent and Sub have no adequate remedy at law if Tessera or the stockholders of Tessera materially breach this Agreement or the Voting and Indemnity Agreement; and Parent and Sub are therefore entitled to bring an action for specific performance hereof or thereof, and Tessera agrees that it shall not contest any such action on the grounds that Parent and Sub have an adequate remedy at law.

     8.3 Amendment. This Agreement may be amended by the mutual agreement of Parent, Sub and Tessera at any time before or after approval and adoption hereof and approval of the Merger by the stockholders of Tessera; provided, however, that (a) after such approval, no amendment shall be made which (i) changes the form or decreases the amount of the consideration to be received in the Merger,
(ii) in any way materially adversely affects the rights of the stockholders of Tessera, or (iii) under applicable law would require approval of the stockholders of Tessera, in any such case referred to in clauses (i), (ii) and
(iii), without the further approval of the stockholders of Tessera; and (b) after the Effective Time, any such amendment must be approved by the former holders of a majority of the Tessera Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     8.4 Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(ii) waive any inaccuracies in the representations and warranties by any other party contained herein or in any documents delivered by any other party pursuant hereto and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1 Survival; Recourse. None of the agreements contained herein shall survive the Merger, except that (i) the agreements contained in Article III and the covenants contained in Article VI shall survive the Merger indefinitely (except to the extent a shorter period of time is explicitly specified therein); and (ii) the representations and warranties made in Articles IV and V shall survive the Merger, and shall survive any independent investigation by the parties, and any dissolution, merger or consolidation of Tessera or Parent, and shall bind the legal representatives, assigns and successors of Tessera and Parent, and, to the extent provided in the Voting and Indemnity Agreement, the Tessera Stockholders, for a period of 18 months after the Effective Time (other than the representations and warranties contained in Sections 4.18, 4.19, 4.20 or 4.24, which shall survive for the applicable statute of limitations).

     9.2 Notices. All notices or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by facsimile (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If to Tessera:            Tessera Enterprise Systems, Inc.
                               7 Audubon Rd.
                               Wakefield, MA 01880
                               Attention:  Mr. Tim Hult, President
                               Telephone:  (781) 246-9024
                               Fax:  (781) 246-1958

     With a copy to:           Prince, Lobel & Tye LLP
                               585 Commercial St.
                               Boston, MA 02109
                               Attention:  Martin E. Fishkin, Esq.
                               Telephone:  (617) 367-2202
                               Fax:  (617) 523-0977

     If to Parent or Sub:      iXL Enterprises, Inc.
                               1900 Emery St., 2nd Floor
                               Atlanta, GA 30318
                               Attention:  M. Wayne Boylston, Exec. V. P.
                               Fax:  404/267-3801
                               Telephone:  404/267-3800

     With copies to:           Minkin & Snyder, A Professional Corporation
                               One Buckhead Plaza
                               3060 Peachtree Rd., Ste. 1100
                               Atlanta, GA 30305
                               Attention:  James S. Altenbach, Esq.
                               Fax:  404/233-5824
                               Telephone:  404/261-8000
     and to:                   Kelso & Company
                               320 Park Ave., 24th Floor
                               New York, NY 10032
                               Attention:  James J. Connors II, Esq.
                               Fax:  212/223-2379
                               Telephone:  212/751-3939

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

     9.3 Entire Agreement. The Exhibits and Schedules hereto are incorporated herein by reference. This Agreement, the Voting and Indemnity Agreement and the documents, schedules and instruments referred to herein or therein and to be delivered pursuant hereto or thereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof, except for the non-disclosure letter agreement between Parent and Tessera dated as of [July 26], 1999. There are no other representations or warranties, whether written or oral, between the parties in connection the subject matter hereof, except as expressly set forth herein or in the Voting and Indemnity Agreement.

     9.4 Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties (and any assignment otherwise shall be void), except that the rights, interests, and obligations of Sub hereunder may be assigned to any direct wholly owned Delaware subsidiary of Parent without such prior consent. Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein and except for the obligations of Parent under the last sentence of Sections 6.6(b) and 6.6(c) which shall inure to the benefit of the holders of options assumed by the Parent pursuant to Section 6.6(b) and the holders of the Options pursuant to Section 6.6(c).

     9.5 Governing Law. This Agreement, except to the extent that the DGCL or the MBCL is mandatorily applicable to the Merger, or to the rights of the stockholders of Tessera or the parties hereto with respect to the Merger, shall be governed in all respects by the laws of the State of Georgia (without giving effect to the provisions thereof relating to conflicts of law).

     9.6 Headings; Interpretation; Incorporation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation hereof. Words such as "herein," "hereof," "hereto," "hereunder" or the like shall refer to this Agreement as a whole. The words "include" or "including" shall be by way of example rather than by limitation. The words "or," "either" or "any" shall not be exclusive. Any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The parties hereto have participated jointly in the negotiation and drafting hereof; accordingly, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship hereof.

References to Sections, Articles, Schedules or Exhibits shall, unless the context otherwise requires, be to Sections, Schedules or Exhibits hereof. The Schedules and Exhibits hereto are incorporated herein by reference.

     9.7 Counterparts. This Agreement may be executed in two or more counterparts, including by facsimile, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

     9.8 Severability. If any term or other provision hereof is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions hereof shall nevertheless remain in full force and effect provided that the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination by a court of competent jurisdiction that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     9.9  Certain Definitions.  As used herein:

          (a) the term "Permitted Liens" shall mean (a) Liens for taxes, assessments or other governmental charges or levies not yet due; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security; (d) minor defects of title, easements, rights-of-way, restrictions and other similar charges or encumbrances not materially detracting from the value of the Tessera Real Property or interfering with the ordinary conduct of any of the Tessera Business; and (e) those Liens listed on Schedule 9.9;
                                             ------------

          (b) (i) any representation or warranty stated to be made "to the knowledge" of a party shall refer to such party's knowledge following reasonable inquiry as to the matter in question; and (ii) any representation or warranty stated to be made "to the knowledge of Tessera" shall refer also to the knowledge, subject to clause (i) above, of any of the stockholders of Tessera; and

          (c) the term "Subsidiary" or "Subsidiaries" means any Entity of which Parent (either alone or through or together with any other Subsidiary) owns, directly or indirectly, stock or other equity interests the holders of which are entitled to more than 50% of the vote for the election of the board of directors or other governing body of such Entity (including Sub); provided, however, that with respect to the Parent, the terms "Subsidiary" and "Subsidiaries" shall not include Tessera.


                       - SIGNATURES ON THE FOLLOWING PAGE -

     IN WITNESS WHEREOF, Parent, Sub and Tessera have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first written above.


                  "Tessera"

                  Tessera Enterprise Systems, Inc., a Massachusetts corporation


                  By: /s/ Timothy F. Hult
                      ---------------------------------------------------
                  Title: President/CEO
                        -------------------------------------------------



                 "Parent"

                 iXL Enterprises, Inc., a Delaware corporation


                  By: /s/ M. Wayne Boylston
                      ---------------------------------------------------
                  Title: Executive Vice President
                        -------------------------------------------------



                 "Sub"

                  iXL-Massachusetts, Inc., a Delaware corporation


                  By: /s/ M. Wayne Boylston
                      ---------------------------------------------------
                  Title: Executive Vice President
                        -------------------------------------------------

                               LIST OF EXHIBITS
                               ----------------

Exhibit A       Sub's Closing Certificate

Exhibit B       Tessera's Closing Certificate

Exhibit C       Parent's Closing Certificate

Exhibit D       Form of Option

Exhibit D-1     Form of Non-Qualified Stock Option Agreement

Exhibit E       Lock-up Letter

Exhibit F       Contractually Restricted Stock Letter

Exhibit G       Rule 145 Letter

Exhibit H       Noncompetition Agreement

Exhibit I       Parent's Opinion of Counsel

Exhibit J       Employee Agreement

Exhibit K       Tessera's Opinion of Counsel

                               LIST OF SCHEDULES
                               -----------------

Schedule  4.1           State Qualifications

Schedule  4.3           Capitalization

Schedule  4.4           Subsidiaries

Schedule 4.5 Contracts Which Will Be Breached By Merger; Contracts Which Require Consent Or Notice

Schedule  4.7           Absence of Changes

Schedule  4.8           Undisclosed Liabilities

Schedule  4.9           Title to Properties

Schedule  4.10          Tessera Equipment

Schedule  4.11(a)       Proprietary Technology, Patents, Trademarks, Copyrights

Schedule  4.11(b)       Material Computer Software

Schedule  4.11(c)       Domain Names

Schedule  4.11(d)       Invention and Confidentiality Agreements

Schedule  4.12          Real Property

Schedule  4.13          Leases

Schedule  4.14          Contracts

Schedule  4.15          Officers and Directors

Schedule  4.16          Bonuses and Extraordinary Compensation

Schedule  4.17          Litigation

Schedule  4.18          Employee Benefit Plans

Schedule  4.19          ERISA

Schedule  4.20          Taxes

Schedule  4.21          Licenses and Permits

Schedule  4.23          Brokers

Schedule  4.25          Interest in Customers, Suppliers and Competitors

Schedule  4.28          Insurance

Schedule  5.3           Conflicts, Required Filings and Consents

Schedule  5.4           Litigation

Schedule  5.5           Brokers

Schedule  6.6(b)        Tessera Option Grants

Schedule  6.6(c)        Parent Option Grants

Schedule  6.12(d)       Noncompetition and Nonsolicitation Agreements

Schedule  7.1(c)        Parent Consents

Schedule  7.2(c)        Consents

Schedule  7.2(d)        List of Employees Executing Employee Agreements

Schedule  7.2(n)        Agreements To Be Terminated

Schedule  9.9           Permitted Liens

                        VOTING AND INDEMNITY AGREEMENT



                                 by and among



                            iXL ENTERPRISES, INC.,

                           iXL-MASSACHUSETTS, INC.,

                                      AND

                           THE TESSERA STOCKHOLDERS



                          Dated as of October 4, 1999

                                   AGREEMENT
                                   ---------


  THIS VOTING AND INDEMNITY AGREEMENT is entered into as of this 4th day of October, 1999, by and among iXL Enterprises, Inc., a Delaware corporation ("Parent"), iXL-Massachusetts, Inc., a Delaware corporation, or its successors or assigns ("Sub"), and certain of the stockholders of Tessera Enterprise Systems, Inc., a Massachusetts corporation ("Tessera"), as listed on the signature page hereto (collectively, the "Tessera Stockholders").

                                 R E C I T A L S:
                                 - - - - - - - -

  A. Contemporaneously herewith, Tessera, Parent and Sub have entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for Tessera to merge with and into Sub (the "Merger").

  B. Of the issued and outstanding capital stock of Tessera (the "Tessera Stock"), a majority is owned by the Tessera Stockholders.

  C. The respective Boards of Directors of Parent, Sub and Tessera, and the stockholder of Sub, have approved the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement and herein.

  D. The Board of Directors of Tessera has determined to recommend that the stockholders of Tessera adopt and approve the Merger Agreement and approve the Merger.

  E. It is a condition and inducement to Parent's and Sub's willingness to enter into the Merger Agreement that the Tessera Stockholders enter into this Agreement; and it is a condition to Tessera's, Parent's and Sub's obligations to complete the Merger (the "Closing"), that the stockholders of Tessera adopt and approve the Merger Agreement and approve the Merger.

  NOW, THEREFORE, in consideration of the mutual covenants, representations, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                 ARTICLE I

           REPRESENTATIONS AND WARRANTIES OF THE TESSERA STOCKHOLDERS

  Each of the Tessera Stockholders severally represents and warrants to Parent and Sub as follows, which representations and warranties shall survive the Closing in accordance with Section 6.1.

  1.1 Authority. This Agreement has been duly executed and delivered by each Tessera Stockholder, and assuming the due authorization, execution and delivery by Parent and Sub, constitutes the valid and binding obligation of each Tessera Stockholder, enforceable against each

Tessera Stockholder in accordance with its terms, subject, in each case, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.

  1.2  No Conflicts, Required Filings and Consents.  Except as set forth on
Schedule 1.2, none of (i) the execution and delivery hereof by the Tessera
------------
Stockholders, (ii) the consummation by the stockholders of Tessera of the transactions contemplated hereby or by the Merger Agreement (including the Merger) or (iii) compliance by the Tessera Stockholders with any of the provisions hereof will:

       (a) as to any Tessera Stockholder that is a corporation, partnership, limited liability company, joint venture, association or other entity (any of the foregoing, an "Entity"), conflict with or violate its governing documents; or

       (b) as to any Tessera Stockholder, result in a material violation or material breach of, or constitute a material default (or an event that, with notice or lapse of time or both, would become a material default) under, or give to any other Person (as defined in the Merger Agreement) any material right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any Tessera Stock or other Tessera securities pursuant to, any note, bond, mortgage or indenture, or any material contract, agreement, arrangement, lease, license, permit, judgment, decree, franchise or other instrument or obligation, to which he is a party or by which he or any of his properties or assets may be bound or affected.

  1.3 Accredited Investors; Investment Purpose. Each Tessera Stockholder represents that he (a) is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"); and (b) will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of (any of the foregoing, a "Transfer") any Parent Stock (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any such shares) except in compliance with the Securities Act and the rules and regulations thereunder, other applicable laws, rules and regulations.

  1.4 Restrictions on Transfer. Each Tessera Stockholder acknowledges that (a) the Parent Stock to be received by him pursuant to the Merger (i) will be subject to temporary restrictions on Transfer pursuant to a "lock-up" letter, substantially in the form of Exhibit "E" to the Merger Agreement ("Lock-up
                             -----------
Letter"), and that he shall enter into a Lock-up Letter at the Closing; (ii) is subject to contractual restrictions on Transfer as provided in Section 3.2(a) and pursuant to a letter, in the form of Exhibit "F" to the Merger Agreement
                                         -----------
("Contractually Restricted Stock Letter"), that he shall enter into a Contractually Restricted Stock Letter at the Closing, and that he must continue to bear the economic risk of the investment in Parent Stock for the period of time provided therein; and (iii) may be subject to certain further restrictions on resale pursuant to Rule 145 under the Securities Act ("Rule 145"), that he understands the requirements of Rule 145 as they apply to him, and that he shall at the Closing enter into a letter concerning Rule 145, in the form of Exhibit
                                                                       -------
"G" to the Merger Agreement ("Rule 145 Letter"); (b) restrictive legends shall
---
be placed on the certificates representing Parent Stock; (c) any Transfer of Parent Stock may only be made in accordance with the requirements of the Securities Act and any other applicable securities laws; and

(d) appropriate stop-transfer instructions will be issued to the Parent's transfer agent with respect to Parent Stock.

  1.5 No Proxy. No Tessera Stockholder has appointed or granted any proxy, which appointment or grant remains effective, with respect to any Tessera Stock other than pursuant hereto.

  1.6 Documents Received. Each Tessera Stockholder acknowledges receipt of copies of the Merger Agreement, including all schedules and exhibits thereto, and of Parent's Public Information (as defined in the Merger Agreement).

  1.7 No Liens on Tessera Stock of the Tessera Stockholders. Each Tessera Stockholder represents that, except as set forth on Schedule 1.7, the Tessera
                                                    ------------
Stock held by him is free and clear of any lien, charge, security interest, pledge, option, right of first refusal, voting proxy or other voting agreement, or encumbrance of any kind or nature other than restrictions on transfer imposed by federal and state securities laws.


                                  ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

  Each of Parent and Sub jointly and severally represents and warrants to the Tessera Stockholders as follows, which representation and warranties shall survive the Closing in accordance with Section 6.1: Each of Parent and Sub has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery hereof and the consummation of the transactions contemplated hereby by each of Parent and Sub have been duly and validly authorized and approved by their respective board of directors and by Parent, in its capacity as Sub's sole stockholder, and no other corporate or stockholder proceedings on the part of either Parent or Sub, or their respective board of directors or stockholders, are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Sub, and assuming the due authorization, execution and delivery hereof by the Tessera Stockholders, constitutes the valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, subject, in each case, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.

                                  ARTICLE III

                             ADDITIONAL AGREEMENTS

  3.1 Public Announcements. The parties agree that, except as may otherwise be required to comply with applicable laws and regulations (including applicable securities laws or the NASDAQ rules) or to obtain consents required hereunder, public disclosure of the transactions contemplated hereby shall be made only upon or after the consummation of the Merger. Any such disclosure shall be coordinated by Parent, and none of the Tessera Stockholders shall directly or indirectly make any such disclosure without the prior written consent of Parent.

  3.2  Contractual Restrictions on Tessera Stockholders.

         (a) Each Tessera Stockholder covenants and agrees that, notwithstanding that the Parent Stock to be issued to him pursuant to the Merger shall be registered under the Securities Act on Parent's Registration Statement on Form S-4, he shall not Transfer any such Parent Stock (except in the event of his death) for a period (the "Initial Period") of 90 days after the date hereof (the "Relevant Date"); provided, however, that if Parent has filed or files with the SEC a registration statement on Form S-1 with respect to the registration of any of Parent's Common Stock, and such registration statement is declared effective no later than January 31, 2000, then the Initial Period shall be extended through the period of 90 days after the effective date of such registration statement, and the Relevant Date shall instead be such effective date.

             (i) After the Initial Period, each Tessera Stockholder (other than such Tessera Stockholders listed on Schedule 3.2(a)(i)) may
                                                      ------------------
                  Transfer all the shares of Parent Stock received by such Tessera Stockholder in the Merger. Each Tessera Stockholder listed on Schedule 3.2(a)(i) may Transfer up to 1/3 of of the
                            ------------------
                  shares of Parent Stock received by such Tessera Stockholder in the Merger upon the expiration of a further period of 90 days (for a total of 180 days after the Relevant Date); and such Tessera Stockholder may Transfer an additional 1/3 of such shares upon the expiration of a still further period of 90 days (for a total of 270 days after the Relevant Date), so that 100% of such shares may be transferred after a total of 270 days after the Relevant Date.

             (ii) The Parent Stock issued to a Tessera Stockholder pursuant to the Merger shall, accordingly, be legended as follows: "THE SALE OR OTHER TRANSFER OF THE SHARES EVIDENCED HEREBY HAS BEEN CONTRACTUALLY RESTRICTED. THE HOLDER AGREES THAT SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF THE ISSUER, iXL ENTERPRISES, INC., UNTIL THE EXPIRATION OF [90 OR 270 DAYS, AS APPLICABLE,] AFTER THE LATER OF (A) THE DATE OF ISSUANCE HEREOF; OR (B) IF NO LATER THAN JANUARY 31, 2000, THEN THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT WITH RESPECT TO A SECONDARY PUBLIC OFFERING OF PARENT'S COMMON STOCK. THE SHARES EVIDENCED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN

                         COMPLIANCE WITH APPLICABLE SECURITIES LAWS, INCLUDING THE RESALE LIMITATIONS THEREUNDER."

                  (iii) Upon the expiration of the Initial Period, a Tessera Stockholder may, as to all of such shares (or, instead, in the case of any Tessera Stockholder listed on
                         Schedule 3.2(a)(i), as to 1/3 of such shares), exchange his stock certificate(s) for new certificate(s) not so legended; and, in the case of each Tessera Stockholder listed on Schedule 3.2(a)(i), he may do so again (as to 1/3 of his shares) upon the expiration of each of two further 90-day periods in accordance with Section 3.2(a)(i); and

         (b) All Tessera Stockholders listed on Schedule 3.2(b) (which
                                                ---------------
corresponds with Schedule 6.12(d) to the Merger Agreement) covenant and agree
                 ----------------
that they shall, in connection with the Closing, enter into the noncompetition and non-solicitation agreement with Parent, in the form of Exhibit "H" to the
                                                           -----------
Merger Agreement.

  3.3    Vote of Stockholders; Voting Proxy.

         (a) Each of the Tessera Stockholders covenants and agrees (i) to appear for the purpose of obtaining a quorum at any meeting of stockholders of Tessera, or adjournment thereof, at which matters relating to the Merger are considered; and (b) to vote, in person or by proxy (or, if applicable, execute written consent in accordance with applicable law with respect to), all of his shares of Tessera Stock (now owned or hereafter acquired or over which he has voting control), at any meeting of, or in any action taken under applicable law (including written consent) by, the stockholders of Tessera with respect to the Merger, in favor of adopting and approving the Merger Agreement and approving the Merger, in accordance with the terms and provisions of the Merger Agreement.

          (b) In order to effectuate Section 3.3(a), each Tessera Stockholder hereby grants to the Secretary of Parent an irrevocable proxy, pursuant to the Massachusetts Business Corporation Law ("MBCL") or other applicable law, coupled with an interest, solely for the purposes of demanding that the Secretary of Tessera call a special meeting of stockholders to consider matters related to the Merger, and of voting (or signing his name on any written consent in accordance with applicable law with respect to) all of the shares of Tessera Stock owned (now or hereafter acquired or over which he has voting control) by the grantor of the proxy in favor of adopting and approving the Merger Agreement and approving the Merger, in accordance with the terms and provisions of the Merger Agreement.

          (c) Each Tessera Stockholder shall perform such further acts and execute such further instruments as required to vest in Parent and Sub the power to carry out and give effect to the provisions hereof.

          (d) Each Tessera Stockholder covenants and agrees that he shall not hereafter enter into any voting agreement, or grant any other proxy or any power of attorney, inconsistent herewith.

          (e) Each Tessera Stockholder covenants and agrees that he shall not Transfer his Tessera Stock, or any other Tessera securities, or any interest therein, without Parent's prior written consent.

  3.4 Tessera Stockholders Receiving Options. Each Tessera Stockholder receiving Options, as defined in the Merger Agreement, pursuant to Section 6.6(c) thereof, covenants and agrees to execute and deliver, at the Closing, a Lock-up Letter, acknowledging that the Parent Stock receivable by him upon exercise of his Option in accordance with the terms thereof is subject to temporary restrictions on Transfer,

  3.5 Tessera Stockholders Under Employment Agreements. Each Tessera Stockholder under an existing employment agreement with Tessera, as identified on Schedule 3.5, shall at or prior to the Closing terminate such employment
   ------------
agreement, and such action shall not create or accelerate any right of such Stockholder thereunder.

  3.6 Tessera Stockholders Owning Tessera Preferred Stock. Each Tessera Stockholder owning any Tessera Series A or Series D Preferred stock shall, at or prior to the Closing, convert all shares of Preferred Stock, in accordance with the terms thereof, into Tessera common stock. Each Tessera Stockholder owning any Tessera Series B Preferred stock shall, at or prior to the Closing, have accepted the payment required by Article IV, Section C.2.c of Tessera's Articles of Organization in full redemption of such shares.

  3.7 Employee Agreements. Each Tessera Stockholder listed on Schedule 3.2(a)(i) shall at the Closing enter into an "Employee Agreement" (as defined in the Merger Agreement).


                                  ARTICLE IV

                                INDEMNIFICATION

  Upon the Closing, the following provisions shall apply:

  4.1  Indemnification by Parent.

       (a) Parent shall indemnify and hold the Tessera Stockholders (collectively, the "Tessera Indemnified Parties") harmless from and against, and agrees promptly to defend each of the Tessera Indemnified Parties from and reimburse each of the Tessera Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including reasonable attorneys' fees and other legal costs and expenses) (collectively, a "Tessera Loss") that any of the Tessera Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

          (i) any breach or inaccuracy of any of the representations and warranties made by Parent or Sub in or pursuant hereto or in or pursuant to the Merger Agreement, or in any instrument, certificate or affidavit delivered by Parent or Sub at the Closing in accordance with the provisions hereof or of the Merger Agreement;

          (ii) any failure by Parent or Sub to carry out, perform, satisfy and discharge any of its respective covenants, agreements, undertakings, liabilities or obligations hereunder or under any of the documents and materials delivered by Parent pursuant hereto or to the Merger Agreement; and

          (iii) any suit, action or other proceeding arising out of, or in any way related to, any of the matters referred to in this Section 4.1(a).

       (b) Notwithstanding any other provision hereof to the contrary, Parent shall not have any liability under Section 4.1(a)(i) (or Section 4.1(a) (iii), to the extent arising from or based upon matters subject to Section 4.1 (a) (i))
(i) unless the aggregate of all Tessera Losses for which Parent would be liable but for this sentence exceeds, on a cumulative basis, an amount equal to $500,000 ("Basket"), and then only to the extent of such excess, (ii) absent fraud, for Tessera Losses in excess of $12.5 million ("Cap") in the aggregate, and (iii) unless the Tessera Stockholders has asserted a claim with respect to the matters set forth in Section 4.1(a)(i), or 4.1(a)(iii) to the extent applicable to Section 4.1(a)(i), within 18 months of the Effective Time (as defined in the Merger Agreement). Notwithstanding any implication to the contrary contained herein, the parties acknowledge and agree that a decrease in the value of Parent Stock would not, by itself, constitute a Tessera Loss, unless and then only to the extent a decrease in the value of Parent Stock has been demonstrated to be as a result of any event described in Sections 4.1(a)(i), (ii) or (iii).

  4.2  Indemnification by the Tessera Stockholders.

       (a) The Tessera Stockholders, severally (in proportion to their respective ownership percentages of Tessera Stock owned by the Tessera Stockholders on an as-converted basis immediately prior to the Closing), shall indemnify and hold Parent, Sub, Surviving Corporation (as defined in the Merger Agreement) and their respective stockholders, directors, officers and employees (collectively, the "Parent Indemnified Parties") harmless from and against, and agree to defend promptly each of the Parent Indemnified Parties from and reimburse each of the Parent Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including reasonable attorneys' fees and other legal costs and expenses) (collectively, a "Parent Loss") that any of the Parent Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

           (i) any breach or inaccuracy of any of the representations and warranties made by Tessera or any of the Tessera Stockholders in or pursuant hereto or in or pursuant to the Merger Agreement, or in any instrument certificate or affidavit delivered by any of the same at the Closing in accordance with the provisions hereof or of the Merger Agreement;

           (ii) any failure by Tessera or any of the stockholders of Tessera to carry out, perform, satisfy and discharge any of their respective covenants, agreements, undertakings, liabilities or obligations hereunder or under any of the documents and materials delivered by any of the same pursuant hereto or to the Merger Agreement; and

          (iii) any suit, action or other proceeding arising out of, or in any way related to, any of the matters referred to in this Section 4.2.

       (b) Notwithstanding the above, the Tessera Stockholders shall not have any liability under Section 4.2(a)(i) (or Section 4.2(a)(iii), to the extent arising from or based upon matters subject to Section 4.2(a)(i)) (i) unless the aggregate of all Parent Losses for which the Tessera Stockholders would be liable but for this sentence exceeds, on a cumulative basis, an amount equal to the Basket, and then only to the extent of such excess, (ii) absent fraud, for Parent Losses in excess of the Cap in the aggregate, and (iii) unless Parent has asserted a claim with respect to the matters set forth in Sections 4.2(a)(i), or 4.2(a)(iii) to the extent applicable to Section 4.2(a)(i), within 18 months of the Effective Time, except with respect to the matters arising under Sections 4.18, 4.19, 4.20 or 4.24 of the Merger Agreement, in which event Parent must have asserted a claim within the applicable statute of limitations. Notwithstanding any implication to the contrary contained herein, the parties acknowledge and agree that a decrease in the value of Parent Stock would not, by itself, constitute a Parent Loss, unless and then only to the extent a decrease in the value of Parent Stock has been demonstrated to be as a result of any event described in Sections 4.2(a)(i), (ii) or (iii). Notwithstanding anything to the contrary contained herein, no Tessera Stockholder shall be liable for a breach of any other Tessera Stockholder of any representation or warranty made in or pursuant hereto. In addition, absent fraud, the Tessera Stockholders shall each be liable for Parent Losses only up to the Cap multiplied by a fraction, the numerator of which is the number of shares of Tessera Stock owned by such Tessera Stockholder and the denominator of which is the total number of shares of Tessera Stock owned by all of the Tessera Stockholders, all as determined on an as-converted basis immediately prior to the Closing.

  4.3  Notification of Claims; Election to Defend

       (a) A party entitled to be indemnified pursuant to Section 4.1 or 4.2, as the case may be (the "Indemnified Party"), shall notify the party liable for such indemnification (the "Indemnifying Party") in writing of any claim or demand (a "Claim") that the Indemnified Party has determined has given or could give rise to a right of indemnification hereunder. Subject to the Indemnifying Party's right to defend in good faith third party claims as hereinafter provided, the Indemnifying Party shall satisfy its obligations under this
Article VIII within 30 days after the receipt of written notice thereof from the Indemnified Party. Any amounts paid thereafter shall include interest thereon for the period commencing at the end of such 30-day period and ending on the actual date of payment, at a rate of 15% per annum, or, if lower, at the highest rate of interest permitted by applicable law at the time of such payment.

         (b) If the Indemnified Party shall notify the Indemnifying Party of any Claim pursuant to Section 4.3(a), and if such Claim relates to a Claim asserted by a third party against the Indemnified Party that the Indemnifying Party acknowledges is a Claim for which it must indemnify or hold harmless the Indemnified Party under Section 4.1 or 4.2, as the case may be, then the Indemnifying Party shall have the right, at its sole cost and expense, to employ counsel reasonably acceptable to the Indemnified Party to defend any such Claim asserted against the Indemnified Party. Notwithstanding anything to the contrary in the preceding sentence, if the

Indemnified Party (i) reasonably believes that its interests with respect to a Claim (or any material portion thereof) are in conflict with the interests of the Indemnifying Party with respect to such Claim (or portion thereof) and (ii) promptly notifies the Indemnifying Party, in writing, of the nature of such conflict, then the Indemnified Party shall be entitled to choose, at the sole cost and expense of the Indemnifying Party, independent counsel to defend such Claim (or the conflicting portion thereof). The Indemnified Party shall have the right to participate in the defense of any Claim, at its own expense (except to the extent provided in the preceding sentence), but the Indemnifying Party shall retain control over such litigation (except as provided in the preceding sentence). The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible (but in any case before the due date for the answer or response to a Claim) after receipt of the notice of Claim given by the Indemnified Party to the Indemnifying Party under Section 4.3(a), of its election to defend in good faith any such third party Claim. For so long as the Indemnifying Party is defending in good faith any such Claim asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such Claim without the prior written consent of the Indemnifying Party. The Indemnified Party shall cooperate with the Indemnifying Party in connection with any such defense and shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by the Indemnifying Party for its use in contesting any third party Claim; provided, however, that the Indemnifying Party shall have agreed, in writing, to keep such records and other materials confidential except (i) to the extent required for defense of the relevant Claim or (ii) as required by law, rule or regulation or court order. Whether or not the Indemnifying Party elects to defend any such Claim, the Indemnified Party shall have no obligation to do so. Within 30 days after a final determination (including a settlement) has been reached with respect to any Claim contested pursuant to this Section 4.3(b), the Indemnifying Party shall satisfy its obligations hereunder with respect thereto. Any amount paid thereafter shall include interest thereon for the period commencing at the end of such 30-day period and ending on the actual date of payment, at a rate of 15% per annum, or, if lower, at the highest rate of interest permitted by applicable law at the time of such payment.

  4.4 Determination of Loss and Amount. For purposes of determining whether any Loss has occurred, or the amount of any such Loss, the representations, warranties, covenants and agreements of the parties set forth herein or in the Merger Agreement or in any other instrument, certificate or affidavit delivered in connection herewith or therewith shall be considered without regard to any materiality qualification set forth herein or therein.

  4.5 Payment. A Tessera Stockholder, as the Indemnifying Party, may, at his discretion, pay all or part of any amount due under this Article IV by delivery of shares of Parent Stock having a value equal to the amount due (to the extent that such Indemnifying Party owns sufficient shares of Parent Stock); provided, however, that such Tessera Stockholders may do so only to the extent and during the period that their Parent Stock may not be resold pursuant to the Lock-up Letter, the Rule 145 Letter and Section 3.2(a). For the purpose of this provision, the value of Parent Stock shall be deemed to be the then current market value of Parent Stock, as determined based on the average of the daily closing price thereof, as reflected in The Wall Street Journal for the 10 business days prior to the date on which such payment is made.

                                   ARTICLE V

                       TERMINATION, AMENDMENT AND WAIVER

  5.1 Termination. This Agreement shall terminate upon termination of the Merger Agreement in accordance with Section 8.1 thereof.

  5.2 Amendment. This Agreement may be amended by the mutual agreement of Parent, Sub and the Tessera Stockholders at any time before or after approval of the Merger by the stockholders of Tessera; provided, however, that after such approval, no amendment shall be made which (i) changes the form or decreases the amount of the consideration to be received in the Merger, (ii) in any way materially adversely affects the rights of the stockholders of Tessera, or (iii) under applicable law would require approval of the stockholders of Tessera, in any such case referred to in clauses (i), (ii) and (iii), without the further approval of the stockholders of Tessera. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto, provided that after the Effective Time (as defined in the Merger Agreement), any such amendment must be signed by the former holders of a majority of the Tessera Stock.

  5.3 Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(ii) waive any inaccuracies in the representations and warranties by any other party contained herein or in any documents delivered by any other party pursuant hereto and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VI

                              GENERAL PROVISIONS

  6.1 Survival; Recourse. None of the agreements contained herein shall survive the Merger, except that (i) the covenants contained in Article III and the obligations to indemnify contained in Article IV shall survive the Merger indefinitely (except to the extent a shorter period of time is explicitly specified therein); and (ii) the representations and warranties made in Articles I and II shall survive the Merger, and shall survive any independent investigation by the parties, and any dissolution, merger or consolidation of Parent, and shall bind the legal representatives, assigns and successors of the Tessera Stockholders and Parent, for a period of 18 months after the Effective Time.

  6.2 Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

  If to the Tessera     To the address listed under the signature
  Stockholders:         line of the applicable Tessera Stockholder

  With copies to:       Tessera Enterprise Systems, Inc.
                        7 Audubon Rd.
                        Wakefield, MA 01880
                        Attention:  Mr. Tim Hult, President
                        Telephone:  (781) 246-9024
                        Fax:  (781) 246-1958

  and to:               Prince, Lobel & Tye LLP
                        585 Commercial St.
                        Boston, MA 02109
                        Attention:  Martin E. Fishkin, Esq.
                        Telephone:  (617) 367-2202
                        Fax:  (617) 523-0977

  If to Parent or Sub:  iXL Enterprises, Inc.
                        1900 Emery St., 2nd Floor
                        Atlanta, GA 30318
                        Attention:  M. Wayne Boylston, Exec. V. P.
                        Fax:  404/267-3801
                        Telephone:  404/267-3800

  With copies to:      Minkin & Snyder, A Professional Corporation
                       One Buckhead Plaza
                       3060 Peachtree Rd., Ste. 1100
                       Atlanta, GA 30305
                       Attention:  James S. Altenbach, Esq.
                       Fax:  404/233-5824
                       Telephone:  404/261-8000

  and to:              Kelso & Company
                       320 Park Ave., 24th Floor
                       New York, NY 10032
                       Attention:  James J. Connors II, Esq.
                       Fax:  212/223-2379
                       Telephone:  212/751-3939

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

  6.3 Entire Agreement. The schedules hereto are incorporated herein by reference. This Agreement, the Merger Agreement and the documents, schedules and instruments referred to herein or therein and to be delivered pursuant hereto or thereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof. There are no other representations or warranties, whether written or oral, between the parties in connection the subject matter hereof, except as expressly set forth herein or in the Merger Agreement.

  6.4 Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties (and any assignment otherwise shall be void), except that the rights, interests, and obligations of Sub hereunder may be assigned to any direct wholly owned Delaware subsidiary of Parent without such prior consent. Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any individual or Entity not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein.

  6.5 Governing Law. This Agreement, except to the extent that the Delaware General Corporation Law or the MBCL is mandatorily applicable to the Merger, or to the rights of the Tessera Stockholders or the other parties hereto with respect to the Merger, shall be governed in all respects by the laws of the State of Georgia (without giving effect to the provisions thereof relating to conflicts of law).

  6.6 Headings; Interpretation; Incorporation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation hereof. Words such as "herein," "hereof," "hereto," "hereunder" or the like shall refer to this Agreement as a whole. The words "include" or "including" shall be by way of example rather than by limitation. The words "or," "either" or "any" shall not be exclusive. Any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The parties hereto have participated jointly in the negotiation and drafting hereof; accordingly, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship hereof.
References to Sections, Articles, Schedules or Exhibits shall, unless the context otherwise requires, be to Sections, Schedules or Exhibits hereof. The Schedules and Exhibits hereto are incorporated herein by reference.

  6.7 Counterparts. This Agreement may be executed in two or more counterparts, including by facsimile, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

  6.8 Severability. If any term or other provision hereof is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions hereof shall nevertheless remain in full force and effect provided that the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination by a court of competent jurisdiction that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

  6.9  Jurisdiction; Consent to Service of Process.  Each of the Tessera
Stockholders:

        (a) HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR HIMSELF AND HIS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPERIOR COURT LOCATED IN SUFFOLK COUNTY, MASSACHUSETTS, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING HERETO OR TO THE MERGER AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MASSACHUSETTS OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURTS. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN OR IN THE MERGER AGREEMENT SHALL AFFECT ANY RIGHT THAT PARENT OR SUB MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING HERETO OR TO THE MERGER AGREEMENT AGAINST ANY TESSERA STOCKHOLDER OR HIS PROPERTY IN THE COURTS OF ANY JURISDICTION;

        (b) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING HERETO OR TO THE MERGER AGREEMENT IN ANY COURT REFERRED TO IN THE PRECEDING PARAGRAPH. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

        (c) EACH TESSERA STOCKHOLDER, AS WELL AS PARENT AND SUB, HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN
SECTION 9.2. NOTHING HEREIN OR IN THE MERGER AGREEMENT SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PROVIDED BY LAW.

                    - SIGNATURES ON THE FOLLOWING PAGES -

  IN WITNESS WHEREOF, Parent and Sub have caused this Agreement to be signed and delivered by their respective duly authorized officers, and each Tessera Stockholder has signed and delivered this Agreement, all as of the date first written above.


                               "Parent"

                               iXL Enterprises, Inc., a Delaware corporation


                               By: /s/ M. Wayne Boylston
                                   -----------------------------------
                               Title: Executive Vice President
                                      --------------------------------


                               "Sub"

                               iXL-Massachusetts, Inc., a Delaware corporation


                               By: /s/ M. Wayne Boylston
                                   -----------------------------------
                               Title: Executive Vice President
                                      --------------------------------


                               "Tessera Stockholders"


                               HIGHLAND CAPITAL PARTNERS III
                               LIMITED PARTNERSHIP

                               By:  Highland Management Partners III
                               Limited Partnership, its General
                               Partner


                               By: /s/ Paul A. Maeder
                                   --------------------------------

                               Address:  Two International Place
                               Boston, Massachusetts  02110

                               HIGHLAND ENTREPRENEURS' FUND III
                               LIMITED PARTNERSHIP

                               By:  HEF III LLC, Its General
                                    Partner

                               By: /s/ Paul A. Maeder
                                   -------------------------------


                               Address:  Two International Place
                                         Boston, Massachusetts  02110


                               MATRIX PARTNERS IV, L.P.

                               By:  Matrix IV Management Co., L.P.,
                                    its General Partner


                               By: /s/ W. Michael Humphreys
                                   ------------------------------

                               Address:  Bay Colony Corporate Center
                                         1000 Winter Street, Suite 4500
                                         Waltham, Massachusetts  02154


                               MATRIX IV ENTREPRENEURS FUND L.P.

                               By:  Matrix IV Management Co., L.P.,
                                    its General Partner


                               By: /s/ W. Michael Humphreys
                                   -----------------------------

                               Address:  Bay Colony Corporate Center
                                         1000 Winter Street, Suite 4500
                                         Waltham, Massachusetts  02154

                               GREYLOCK EQUITY LIMITED PARTNERSHIP

                               By:   GREYLOCK EQUITY GP LIMITED
                                     PARTNERSHIP, its General
                                     Partner

                               By: /s/ William W. Helman
                                   -----------------------------
                               Address:
                                        ------------------------

                               ---------------------------------



                               /s/ Paul S. Barth
                               ---------------------------------
                               Paul S. Barth

                               Address: 7 Taylor Lane
                                       -------------------------
                                        Lexington, MA 08489
                                       -------------------------

                                       -------------------------

                               Facsimile: 781-246-1958
                                         -----------------------



                               /s/ Christopher W. Geiger
                               ---------------------------------
                               Christopher W. Geiger:


                               Address: 17 Moonpenny Drive
                                       -------------------------
                                        Boston, MA 01921
                                       -------------------------

                                       -------------------------

                               Facsimile: 781-246-1958
                                         -----------------------




                               /s/ Timothy F. Hult
                               ---------------------------------
                               Timothy F. Hult


                               Address: 20 Audubon Lane
                                       -------------------------
                                        Carlisle, MA 0174
                                       -------------------------

                                       -------------------------

                               Facsimile: 1-781-246-1958
                                         -----------------------

                               /s/ Thomas L. Tague
                               ---------------------------------
                               Thomas L. Tague

                               Address: 38 Juruper Street
                                       -------------------------
                                        Concord, MA 01742
                                       -------------------------

                                       -------------------------

                               Facsimile: 781-246-1958
                                         -----------------------

                               LIST OF SCHEDULES
                               -----------------

Schedule 1.2         Conflicts, Required Filings and Consents

Schedule 1.7         Liens on Tessera Stock

Schedule 3.2(a)(i) Tessera Stockholders to Executive Employment Agreement and Contractually-Restricted Lock-up Letter

Schedule 3.2(b) Tessera Stockholders to Execute Non-Competition and Non-Solicitation Agreement

Schedule 3.5         Employment Agreements to be Terminated at or Prior to
                     Closing